                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RYDER SYSTEM, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

RYDER SYSTEM, INC.





NOTICE OF
1995 ANNUAL MEETING AND
PROXY STATEMENT

RYDER SYSTEM


RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida  33166




TO THE STOCKHOLDERS OF RYDER SYSTEM, INC.:

You are cordially invited to attend our Annual Meeting of Stockholders on Friday, May 5, 1995, at 11:00 A.M., at the Miami Airport Hilton and Towers, located in Miami, Florida.

The proposals to be acted upon at the Meeting include the election of directors, the ratification of the adoption of the new Ryder System, Inc. Stock for Merit Increase Replacement Plan, the ratification of the adoption of the new Ryder System, Inc. 1995 Stock Incentive Plan, and the ratification of the appointment of independent auditors for 1995. I hope you will carefully read the proposals, which are described in the accompanying Proxy Statement, and cast your vote in favor of them.

The Company has been informed that certain Stockholders again intend to present proposals for consideration at the Meeting. The Board of Directors believes that these proposals are not in the best interest of the Company and its Stockholders and unanimously recommends a vote AGAINST the Stockholder proposals.

It is important that your shares be represented at the Meeting. Accordingly, even if you plan to attend the Meeting, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,



M. Anthony Burns
Chairman, President and
Chief Executive Officer



March 20, 1995

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 5, 1995


The Annual Meeting of Stockholders of Ryder System, Inc. will be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 5, 1995, at 11:00 A.M., for the following purposes:

(1)      To elect five directors;

(2) To ratify the adoption of the Ryder System, Inc. Stock for Merit Increase Replacement Plan;

(3)      To ratify the adoption of the Ryder System, Inc. 1995 Stock Incentive
         Plan;

(4) To ratify the appointment of KPMG Peat Marwick LLP as auditors for the Company;

(5) To consider, if properly brought before the Meeting, certain Stockholder proposals described in the Proxy Statement; and

(6) To transact such other business as may properly come before the Meeting and any adjournments of the Meeting.

Only Stockholders of record of the Company's Common Stock at the close of business on March 9, 1995, are entitled to vote in person or by proxy at the Annual Meeting or any adjournments of the Meeting.

The 1994 Annual Report of the Company has been mailed with this Notice and Proxy Statement to each Stockholder entitled to vote at the Meeting.

                               RYDER SYSTEM, INC.


                               H. Judith Chozianin
                               Secretary

March 20, 1995
Miami, Florida

                            YOUR VOTE IS IMPORTANT!

Please sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope as promptly as possible.

If because of a disability you will need auxiliary aids or services to attend the Annual Meeting, please contact the Secretary prior to the Meeting.

                                                                RYDER SYSTEM
RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida  33166


- ------------------------------------------------------------------------
TABLE OF CONTENTS                                                   PAGE
- ------------------------------------------------------------------------
Proxy Statement                                                     __
Solicitation and Voting of Proxies                                  __
Policy of Confidential Voting                                       __
Procedures for the Meeting                                          __
Participants in the 401(k) Plan                                     __
Outstanding Voting Stock                                            __
Election of Directors (Item No. 1)                                  __
Board of Directors and Committees of the Board                      __
Compensation of Directors                                           __
Certain Relationships                                               __
Ryder System, Inc. Stock for Merit
   Increase Replacement Plan (Item No. 2)                           __
Ryder System, Inc. 1995 Stock
   Incentive Plan (Item No. 3)                                      __
Selection of Auditors (Item No. 4)                                  __
Stockholder Proposal (Item No. 5)                                   __
Stockholder Proposal (Item No. 6)                                   __
Beneficial Ownership of Shares                                      __
Compensation Committee Report on
  Executive Compensation                                            __
Compensation of Executive Officers                                  __
Option Grants                                                       __
Aggregated Option Exercises and
   Fiscal Year-End Option Values                                    __
Pension Benefits                                                    __
Stock Performance                                                   __
Cost of Solicitation                                                __
Submission of Stockholder Proposals
  for the 1996 Annual Meeting                                       __
- ------------------------------------------------------------------------

                                PROXY STATEMENT

                               RYDER SYSTEM, INC.
                             3600 N.W. 82ND AVENUE
                             MIAMI, FLORIDA  33166

                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ryder System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, May 5, 1995, and at any adjournments of the meeting ("Annual Meeting" or "Meeting"). This Proxy Statement and the accompanying proxy card are being distributed on or about March 20, 1995, to holders of the Company's common stock ("Stockholders" or, singularly, a "Stockholder") entitled to vote at the Meeting.

A Proxy Committee consisting of M. Anthony Burns, James M. Herron and Edwin A. Huston will vote the shares of common stock, par value $.50 per share, of the Company ("Common Stock", "Common Shares" or "Shares" or, singularly, "Common Share" or "Share") represented by each proxy card returned to the Company. The Shares represented by such proxy cards will be voted in favor of the election of each director nominated in this Proxy Statement, in favor of the adoption of the Ryder System, Inc. Stock for Merit Increase Replacement Plan, in favor of the adoption of the Ryder System, Inc. 1995 Stock Incentive Plan, and in favor of the ratification of KPMG Peat Marwick LLP as auditors of the Company, but against the Stockholder proposals set forth in this Proxy Statement (if properly brought before the Meeting), unless a contrary instruction is made on such proxy card, in which event the proxy will be voted by the Proxy Committee in accordance with the Stockholder's instructions. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the Meeting and voting in person.

                         POLICY OF CONFIDENTIAL VOTING

It is the Company's policy that all proxies, ballots and vote tabulations that identify the particular vote of a Stockholder be kept confidential, except that disclosure may be made: (i) to allow the independent election inspectors to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the Company based on an opposition proxy or consent statement filed, or required to be filed, with the Securities and Exchange Commission (the "SEC"). Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives, inspects and tabulates the proxies. The final tabulation is inspected by inspectors of election. Both the tabulator and the inspectors are independent of the Company, its directors, officers and employees. Except as described above, information as to the voting instructions given by individuals who are participants in the Ryder System, Inc. Employee Savings Plan (the "401(k) Plan") will not be disclosed to management by the trustee of the 401(k) Plan. Information as to which Stockholders have not voted and periodic status reports on the aggregate vote will be available to the Company.

                           PROCEDURES FOR THE MEETING

The presence, in person or by proxy, of the holders of a majority of the outstanding Shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Annual Meeting. Business at the Meeting will be conducted in accordance with the procedures determined by the Chairman of the Meeting and will be limited to matters properly brought before the Meeting pursuant to the procedures prescribed in the Company's By-Laws. Those procedures include the requirement that any Stockholder who desires either to bring a Stockholder proposal before an annual meeting or to nominate a person for election as a director at an annual meeting give written notice, prior to such annual meeting, to the Company with respect to the proposal or nominee (see also "Submission of Stockholder Proposals for the 1996 Annual Meeting"). The Chairman of the Meeting may refuse to acknowledge any Stockholder proposal or any nomination for director not made in accordance with the foregoing.

The Board of Directors does not anticipate that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Meeting, proxies will be voted in accordance with the judgment of the Proxy Committee.


                        PARTICIPANTS IN THE 401(k) PLAN

If a Stockholder is a participant in the 401(k) Plan, the proxy card represents the number of full Shares held for the benefit of the participant in the 401(k) Plan as well as any Shares registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for Shares registered in the participant's name and serves as a voting instruction for the trustee of the 401(k) Plan for the Share account in the participant's name.


                            OUTSTANDING VOTING STOCK

On March 9, 1995, there were __,__,__ outstanding Shares of Common Stock. All such Shares may be voted at the Annual Meeting and each outstanding Common Share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 9, 1995, are entitled to vote at the Annual Meeting or any adjournments of the Meeting. Neither broker non-votes nor abstentions are counted as affirmative votes, in whole or in part.

                             ELECTION OF DIRECTORS
                                  (ITEM NO. 1)


The Company has three classes of directors serving staggered three-year terms. Serving in the class of directors whose term expires at the 1995 Annual Meeting are Vernon E. Jordan, Jr., James W. McLamore, Paul J. Rizzo, Donald V. Seibert and Alva O. Way. The term of office of David T. Kearns, Lynn M. Martin, Hicks
B. Waldron and Mark H. Willes expires at the 1996 Annual Meeting. Arthur H. Bernstein, M. Anthony Burns, Edward T. Foote II, John A. Georges and Howard C. Kauffmann are currently serving a term which expires at the 1997 Annual Meeting.

On January 1, 1995, Paul J. Rizzo was appointed by the Board of Directors to serve in the class of directors whose term expires at the 1995 Annual Meeting. In addition, Joseph L. Dionne has been nominated by the Board to serve as a member of the Board of Directors, serving in the class of directors whose term expires at the 1996 Annual Meeting.

Howard C. Kauffmann and Donald V. Seibert will retire as members of the Board of Directors effective May 5, 1995, at which time they will each be appointed Director Emeritus by the Board of Directors.

Accordingly, the Stockholders are asked to elect Vernon E. Jordan, Jr., James
W. McLamore, Paul J. Rizzo and Alva O. Way, all of whom have been duly nominated by the Board of Directors, to serve a term of office expiring at the 1998 Annual Meeting, and Joseph L. Dionne, who has been duly nominated by the Board of Directors, to serve a term of office expiring at the 1996 Annual Meeting.

Unless a proxy card specifies otherwise, the Proxy Committee will vote the Shares covered by the proxy for the election of Vernon E. Jordan, Jr., James
W. McLamore, Paul J. Rizzo and Alva O. Way to the class of directors whose term expires at the 1998 Annual Meeting, and for the election of Joseph L. Dionne to the class of directors whose term expires at the 1996 Annual Meeting. In the event any of these nominees becomes unavailable to serve (which is not anticipated), the proxy card gives the Proxy Committee the authority to vote for such other person as it may select.

The following material sets forth the name of each nominee and of each director continuing in office, a description of positions and offices with the Company, any other principal occupation, business experience during at least the last five (5) years, certain directorships presently held, age and length of service as a director of the Company.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the election of each nominee to the Board of Directors.

NOMINEES FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 1998 ANNUAL MEETING

                                    VERNON E. JORDAN, JR.                        Mr. Jordan is a Senior Partner
                                    Senior Partner,                              in the law firm of Akin, Gump,
 (Picture)                          Akin, Gump, Strauss,                         Strauss, Hauer & Feld, LLP.
                                    Hauer & Feld, LLP                            Prior to joining Akin, Gump in
                                                                                 1982, he was President and Chief
                                                                                 Executive Officer of the
                                    Member -- Audit Committee                    National Urban League from 1972
                                                                                 to 1981.  From 1970 to 1972, he
                                    Member -- Committee on                       was Executive Director of the
                                              Directors and                      United Negro College Fund.  He
                                              Public                             is currently serving on the
                                              Responsibility                     Board of Directors of American
                                                                                 Express Company, Bankers Trust
                                                                                 Company, Bankers Trust New York
                                                                                 Corporation, Corning Inc., Dow
                                                                                 Jones & Company, Inc., Revlon
                                                                                 Group, J.C. Penney Company,
                                                                                 Inc., Sara Lee Corporation,
                                                                                 Union Carbide Corporation and
 Director since 1989                                                             Xerox Corporation.  He is also a
 Age 59                                                                          director of The Brookings
                                                                                 Institution and The Ford
                                                                                 Foundation.

                                         JAMES W. MCLAMORE                      Mr. McLamore has been
                                         Chairman Emeritus,                     extensively involved in the
                                         Burger King Corporation                food service industry
                                                                                throughout the past 47 years.
 (Picture)                                                                      In 1954, he co-founded Burger
                                         Chairman -- Committee on               King Corporation and served as
                                         Directors   and Public                 its President or Chairman of
                                                     Responsibility             the Board through 1976.  He
                                                                                currently serves as Chairman
                                                                                Emeritus of both Burger King
                                         Member  --  Audit                      Corporation and the Board of
                                                     Committee                  Trustees of the University of
                                                                                Miami.  He also serves as a
 Director since 1977                                                            director of Lennar
 Age 68                                                                         Corporation.

                                        PAUL J. RIZZO                          Mr. Rizzo was employed with
                                        Retired Vice Chairman,                 International Business Machines
                                        International Business Machines        Corporation from 1958, where he
                                        Corporation                            held increasingly responsible
(Picture)                                                                      positions, until his retirement
                                                                               as Vice Chairman of the Board in
                                        Member  --  Compensation               1987.  He returned to IBM in 1993
                                                    Committee                  as Vice Chairman of the Board
                                                                               until he retired again on
                                        Member  --  Finance                    December 31, 1994.  He was Dean
                                                    Committee                  of the Kenan-Flagler Business
                                                                               School of the University of North
                                                                               Carolina from 1987 until 1992,
                                                                               when he retired from that
                                                                               position to become a partner in
                                                                               Franklin Street Partners, a
                                                                               Chapel Hill investment firm.
                                                                               Prior to joining IBM in 1958, he
                                                                               was associated with Dan River
                                                                               Mills, and Lybrand, Ross,
                                                                               Montgomery (now Coopers &
                                                                               Lybrand).  He is currently
                                                                               serving on the Board of Directors
Director 1987-1993                                                             of Johnson & Johnson, McGraw-
     and since 1995                                                            Hill, Inc., Cox Enterprises and
Age 67                                                                         Maersk, Inc.

                                        ALVA O. WAY                            Mr. Way was elected Chairman
                                        Chairman,                              of the Board of IBJ Schroder
                                        IBJ Schroder Bank &                    Bank & Trust Company in 1986.
(Picture)                               Trust Company                          He serves as a consultant to
                                                                               and director of Schroder PLC,
                                                                               London, and related companies.
                                        Chairman -- Finance                    Mr. Way joined General
                                                    Committee                  Electric Company in 1951,
                                                                               where he served in various
                                        Member   -- Compensation               executive positions including
                                        Committee                              Chief Financial Officer.  In
                                                                               1979, he was elected Vice
                                                                               Chairman of American Express
                                                                               Company, and in 1981 he was
                                                                               named President of American
                                                                               Express Company and Chairman
                                                                               and Chief Executive Officer of
                                                                               American Express International
                                                                               Banking Corporation.  Mr. Way
                                                                               served as President of The
                                                                               Travelers Companies, a
                                                                               financial services
                                                                               organization, from 1983
                                                                               through 1984.  He is a
                                                                               director of Eli Lilly and
                                                                               Company, Guidant Corporation,
                                                                               McGraw-Hill, Inc. and Gould,
                                                                               Inc. He is Chancellor of Brown
                                                                               University and a trustee of
                                                                               the Committee for Economic
Director since 1985                                                            Development.
Age 65

NOMINEE FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 1996 ANNUAL MEETING

                                   JOSEPH L. DIONNE                          Mr. Dionne has been Chairman of the
                                   Chairman and Chief Executive              Board and Chief Executive Officer of
                                   Officer, McGraw-Hill, Inc.                McGraw-Hill, Inc. since 1988.  He joined
                                                                             McGraw-Hill Book Company in 1967 as Vice
(Picture)                                                                    President for Research and Development
                                                                             at Educational Developmental
                                                                             Laboratories.  A year later, he was
                                                                             appointed General Manager of California
                                                                             Test Bureau and became a Vice President
                                                                             of McGraw-Hill Book Company in 1970. He
                                                                             has held various positions in the
                                                                             company including Executive Vice
                                                                             President-Operations.  In 1981, he
                                                                             became President and Chief Operating
                                                                             Officer of McGraw-Hill and held that
                                                                             position until 1983 when he became
                                                                             President and Chief Executive Officer.
                                                                             Prior to joining McGraw-Hill,
                                                                             Mr. Dionne's experience included
                                                                             teaching, educational administration and
                                                                             consulting work on a number of
                                                                             experimental education projects.  He
                                                                             serves on the Board of Directors of
                                                                             Alexander & Alexander Services, Inc.,
                                                                             The Equitable Companies, Incorporated,
                                                                             The Equitable Life Assurance Society of
                                                                             the United States, and Harris
Age 61                                                                       Corporation, and is a trustee of Hofstra
                                                                             University.

DIRECTORS CONTINUING IN OFFICE

                                        ARTHUR H. BERNSTEIN                      Mr. Bernstein has been
                                        President and Chief Executive            President and Chief Executive
                                        Officer, Bancorp Capital Group,          Officer of Bancorp Capital
                                        Inc.                                     Group, Inc., a venture capital
(Picture)                                                                        firm, since 1987.   He joined
                                                                                 the Company in 1955 as General
                                        Member -- Audit                          Counsel and Secretary and from
                                                  Committee                      1958 to 1965 he was Vice
                                                                                 President and Treasurer and a
                                        Member -- Finance                        member of the Board of
                                                  Committee                      Directors.  In 1966, Mr.
                                                                                 Bernstein joined Lazard Freres
                                                                                 & Co., Investment Bankers.  In
                                                                                 1968, he joined Norton Simon,
                                                                                 Inc. as Vice President-Finance,
                                                                                 and from 1970 to 1976 he was
                                                                                 Senior Vice President of Max
                                                                                 Factor & Co. and a member of
                                                                                 its Board of Directors.  From
                                                                                 1977 to 1980, Mr. Bernstein was
                                                                                 a practicing attorney and
                                                                                 business consultant and from
                                                                                 1980 to 1993 he was Managing
                                                                                 General Partner of California
                                                                                 Capital Investors, Ltd.  Mr.
                                                                                 Bernstein serves as a  trustee
                                                                                 of the Sierra Trust Fund, the
Director 1958-1966                                                               Sierra Variable Annuity Fund
    and since 1974                                                               and the Phillips Graduate
Age 69                                                                           Institute.

                                        M. ANTHONY BURNS                         Mr. Burns, who joined the Company
                                        Chairman, President and                  in 1974, was elected a director,
                                        Chief Executive Officer,                 President and Chief Operating
(Picture)                               Ryder System, Inc.                       Officer of the Company in
                                                                                 December, 1979.  Effective
                                                                                 January 1, 1983, he was elected
                                                                                 to the position of Chief
                                                                                 Executive Officer of the Company,
                                                                                 and on May 3, 1985, he became
                                                                                 Chairman of the Board.  He serves
                                                                                 on the Board of Directors of The
                                                                                 Chase Manhattan Corporation, The
                                                                                 Chase Manhattan Bank, N.A., J.C.
                                                                                 Penney Company, Inc. and Pfizer
                                                                                 Inc.  He is an Active Member of
                                                                                 The Business Council, is a member
                                                                                 of The Business Roundtable and
                                                                                 The Business Roundtable's Policy
                                                                                 Committee, and chairs The
                                                                                 Business Roundtable Health,
                                                                                 Welfare, and Retirement Income
                                                                                 Task Force.  He serves on the
                                                                                 boards of the United Way of
                                                                                 America, the American Red Cross
                                                                                 and the Boy Scouts of America.
Director since 1979                                                              He also serves on the Board of
Age 52                                                                           Trustees of the University of
                                                                                 Miami.

                                        EDWARD T. FOOTE II                       Mr. Foote has been President of
                                        President, University                    the University of Miami since
                                        of Miami                                 1981.  Prior to joining the
                                                                                 University of Miami, he was
                                                                                 Special Advisor to the Chancellor
(Picture)                               Member -- Compensation                   and Board of Trustees, Washington
                                                  Committee                      University, from 1980 to 1981.
                                                                                 From 1973 to 1980, he was Dean of
                                        Member -- Finance                        the Washington University School
                                                  Committee                      of Law, and from 1970 to 1973, he
                                                                                 was Vice Chancellor, General
                                                                                 Counsel and Secretary to the
                                                                                 Board of Trustees of Washington
                                                                                 University.  Prior to that he was
                                                                                 an associate with the law firm of
Director since 1987                                                              Bryan, Cave, McPheeters and
Age 57                                                                           McRoberts.

                                         JOHN A. GEORGES                          Mr. Georges was elected Chairman
                                         Chairman and Chief Executive             of the Board of International
                                         Officer, International Paper             Paper in 1985 and Chief Executive
                                         Company                                  Officer in 1984.  He is Chairman
 (Picture)                                                                        of the Board and a Director of IP
                                                                                  Forest Resources Company (the
                                         Member -- Audit                          managing general partner of IP
                                                   Committee                      Timberlands, Ltd.).  He is also a
                                                                                  Director of Warner-Lambert
                                         Member -- Committee on                   Company, AK Steel Holding
                                                   Directors and                  Corporation and Scitex
                                                   Public                         Corporation.  Mr. Georges is a
                                                   Responsibility                 member of The Business Council
                                                                                  and the Policy Committee of The
                                                                                  Business Roundtable, a member of
                                                                                  the Board of the Business Council
                                                                                  of New York State and a trustee
                                                                                  of its Public Policy Institute,
                                                                                  serves on The Trilateral
                                                                                  Commission and a member of the
                                                                                  Advisory Committee for Trade
                                                                                  Policy and Negotiations.  He is
 Director since 1993                                                              also a trustee of Drexel
 Age 64                                                                           University.

                                                         DAVID T. KEARNS                        Mr. Kearns has been Chairman
                                                         Chairman,                              of the New American Schools
                                                         New American Schools                   Development Corporation since
                                                         Development Corporation,               1993 and was Deputy Secretary
(Picture)                                                and Retired Chairman and Chief         of the United States
                                                         Executive Officer of Xerox             Department of Education from
                                                         Corporation                            1991 through 1993.  From 1982
                                                                                                through 1990, Mr. Kearns was
                                                         Chairman -- Audit                      Chairman and Chief Executive
                                                                     Committee                  Officer of Xerox Corporation,
                                                                                                which he joined in 1971 as a
                                                         Member   -- Finance                    Vice President.  Prior to
                                                                     Committee                  joining Xerox, he was a Vice
                                                                                                President in the Data
                                                                                                Processing Division of
                                                                                                International Business
                                                                                                Machines Corporation.  Mr.
                                                                                                Kearns is a senior university
                                                                                                fellow at Harvard University
                                                                                                and a member of The Business
                                                                                                Council, the Council on
                                                                                                Foreign Relations and the
                                                                                                American Philosophical
                                                                                                Society.  Mr. Kearns is a
                                                                                                trustee of the University of
                                                                                                Rochester and the Ford
                                                                                                Foundation and a director of
                                                                                                The Chase Manhattan Bank,
Director 1988 - 1991                                                                            N.A., The Chase Manhattan
       and since 1993                                                                           Corporation and Time Warner,
Age 64                                                                                          Inc.

                                                         LYNN M. MARTIN                         Since serving as Secretary of Labor
                                                         Former U.S. Secretary of               under President George Bush from
                                                         Labor; Chairperson, Deloitte &         1991 to 1993, Ms. Martin has served
                                                         Touche's Council for the               as Chairperson of Deloitte &
                                                         Advancement of Women; advisor          Touche's Council for the
(Picture)                                                to Deloitte & Touche; and              Advancement of Women and as an
                                                         Professor, J. L. Kellogg               advisor to that firm.  She is a
                                                         Graduate School of Management          regular commentator, panelist,
                                                         at Northwestern University             columnist and speaker on radio and
                                                                                                television programs, in national
                                                                                                publications and before various
                                                         Member -- Compensation                 business and academic groups, with
                                                                   Committee                    respect to the changing global
                                                                                                economic and  political
                                                         Member -- Finance                      environment.  Prior to serving as
                                                                   Committee                    Secretary of Labor, Ms. Martin
                                                                                                represented the 16th District of
                                                                                                Illinois in the U.S. House of
                                                                                                Representatives from 1981 to 1991.
                                                                                                She also serves as a director of
                                                                                                The Procter & Gamble Company,
                                                                                                Ameritech, Harcourt General, Inc.,
                                                                                                The Dreyfus Corporation and
                                                                                                Chicago's Lincoln Park Zoo. She is
Director since 1993                                                                             a member of the Council on Foreign
Age 55                                                                                          Relations.

                                                         HICKS B. WALDRON                       Mr. Waldron was Chairman and
                                                         Retired Chairman and Chief             Chief Executive Officer of Avon
                                                         Executive Officer,                     Products, Inc. from 1983 through
                                                         Avon Products, Inc.                    1988.  Prior to joining Avon, he
                                                                                                was Executive Vice President of
(Picture)                                                Member --  Committee on                R.J. Reynolds Industries, Inc.,
                                                                    Directors and               which he joined when R.J.
                                                                    Public                      Reynolds acquired Heublein, Inc.
                                                                    Responsibility              in 1982.  He joined Heublein in
                                                                                                1973 as President and became
                                                         Member --  Compensation                Chief Executive Officer in 1975
                                                                    Committee                   and Chairman in 1982.  From 1946
                                                                                                to 1973, Mr. Waldron was
                                                                                                associated with General Electric
                                                                                                Company, acting in various
                                                                                                management and executive
                                                                                                capacities.  He is currently
Director since 1987                                                                             serving as a director of the
Age 71                                                                                          Atlantic Richfield Company.

                                                         MARK H. WILLES                         Mr. Willes was elected Vice
                                                         Vice Chairman, General Mills,          Chairman of General Mills, Inc.
                                                         Inc.                                   in April 1992.  Mr. Willes joined
                                                                                                General Mills on July 1, 1980, as
                                                                                                Executive Vice President and
(Picture)                                                Chairman -- Compensation               Chief Financial Officer and a
                                                                     Committee                  member of the company's
                                                                                                Management Policy Committee.  He
                                                         Member   -- Finance                    was elected to the Board of
                                                                     Committee                  Directors in December 1984, and
                                                                                                elected President in 1985.  Prior
                                                                                                to joining General Mills,
                                                                                                Mr. Willes served as President of
                                                                                                the Federal Reserve Bank of
                                                                                                Minneapolis from 1977 to 1980.
                                                                                                He had previously been with the
                                                                                                Federal Reserve Bank of
                                                                                                Philadelphia, where he was named
                                                                                                Director of Research in March
                                                                                                1970 and First Vice President in
                                                                                                October 1971.  From 1967 to 1971,
                                                                                                Mr. Willes was Assistant
                                                                                                Professor of Finance and Visiting
                                                                                                Lecturer, Wharton School of
                                                                                                Finance and Commerce at the
                                                                                                University of Pennsylvania.  Mr.
                                                                                                Willes serves as a director of
                                                                                                Black & Decker Corporation and
                                                                                                The Talbots, Inc.  He is Chairman
                                                                                                of the National Advisory Council
                                                                                                of the School of Management,
                                                                                                Brigham Young University.  He is
                                                                                                also Chairman of the Science
                                                                                                Museum of Minnesota.
Director since 1992
Age 53

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD


The Board of Directors currently consists of 14 members. During 1994, the Board met 8 times. The Board has established standing Audit, Compensation and Finance Committees and a Committee on Directors and Public Responsibility to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. All of the directors of the Company are independent directors (as that term is defined in the Company's By-Laws) other than Mr. Burns. The Company's By-Laws provide that a majority of the Board of Directors, and all members of the Compensation Committee and the Committee on Directors and Public Responsibility, must be independent directors.

The Audit Committee consists of David T. Kearns, Chairman, Arthur H. Bernstein, John A. Georges, Vernon E. Jordan, Jr., James W. McLamore and Donald V. Seibert. The Audit Committee met 6 times in 1994. The Committee is responsible for recommending to the Board the engagement of independent auditors, reviewing the scope of and budget for the annual audit and reviewing with the independent auditors the results of the audit engagement, including the financial statements of the Company. The Committee also reviews the scope and results of the Company's internal audit procedures and reviews compliance with Company policies relating to conflicts of interest and business ethics.

The Compensation Committee consists of Mark H. Willes, Chairman, Edward T. Foote II, Howard C. Kauffmann, Lynn M. Martin, Paul J. Rizzo, Hicks B. Waldron and Alva O. Way. The Compensation Committee met 6 times in 1994. The Committee reviews and approves or recommends to the Board, as appropriate, compensation for senior management, recommends to the Board the adoption and implementation of incentive compensation plans, stock option plans and employee benefit plans and reviews non-management Board members' compensation and benefits and recommends changes as appropriate. The Compensation Committee Report on Executive Compensation is set forth on pages ___ through ___ of this Proxy Statement.

The Finance Committee consists of Alva O. Way, Chairman, Arthur H. Bernstein, Edward T. Foote II, David T. Kearns, Lynn M. Martin, Paul J. Rizzo and Mark H. Willes. The Finance Committee met 6 times in 1994. The Committee reviews the financial condition and capital structure of the Company, advises the Board with respect to capital appropriations and other financial matters affecting the Company and reviews and recommends to the Board a dividend policy for the Company and any actions to be taken thereunder.

The Committee on Directors and Public Responsibility consists of James W. McLamore, Chairman, John A. Georges, Vernon E. Jordan, Jr., Howard C. Kauffmann, Donald V. Seibert and Hicks B. Waldron. The Committee met 6 times in 1994. The Committee reviews and recommends criteria for Board membership, reviews the qualifications of and recommends individuals for election as directors and reviews and recommends the function and authority of all Board Committees as well as their composition. The Committee will review nominees suggested by Stockholders in writing and sent to the Secretary of the Company. Any such suggestion should include sufficient information about the proposed nominee to permit the Board of Directors to make an informed determination as to whether the proposed nominee, if elected, would be an independent director, as that term is defined in the Company's By-Laws. Additional responsibilities of the Committee include identifying and analyzing current trends and issues pertaining to public policy, public affairs and corporate responsibility and bringing such matters to the attention of the Board.

The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which he or she served in 1994.

                           COMPENSATION OF DIRECTORS

Each director of the Company, other than Mr. Burns, is entitled to an annual retainer of $21,500 for Board membership and $3,500 for each membership on a major Board Committee. The chairperson of each such Committee is also entitled to an additional retainer of $4,500 per year. The meeting fee payable to directors for telephonic meetings of the Board of Directors or standing Committees of the Board is $1,100. Directors are entitled to a per diem fee for all other regular and special meetings of the Board or its Committees of $2,200 and $1,100, respectively, together with reimbursement for travel expenses. Mr. Burns does not receive any additional compensation by reason of his membership on the Board or attendance at meetings of any of its committees.

Under the Company's Directors Stock Plan any eligible director may make an election to receive a combination of Common Shares determined by a formula and $11,500 in cash (collectively, the "Formula") in lieu of the annual retainer. The Formula provides that the number of Shares granted to a participant will be equal to the nearest number of whole Shares which can be purchased for $15,000 based on the Fair Market Value of the Shares on the date of grant. The Shares will be entitled to cash dividends and full voting rights, but will not fully vest until six months after the date of grant provided that the director continues to serve in that capacity at that date. None of the Shares may be sold or transferred prior to six months after the date when service as a director ceases. Substantially all of the eligible directors have elected to participate in the Directors Stock Plan.

The Company also provides all non-employee directors with $100,000 of coverage under the Company's accidental death and dismemberment insurance policy, yearly compensation at retirement equal to 100% of the annual Board membership cash retainer in effect at the time of their retirement, optional coverage under the Company's medical plan, $100,000 of coverage under the Company's group term life insurance policy and the use of a Company-owned automobile, resulting in additional average compensation of $12,894 to each such director. The Company also provides all non-employee directors with long-term disability income protection.

The Company has adopted a Directors' Charitable Award Program under which it intends to make charitable contributions in the name of current and future directors. The program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Under the Directors' Charitable Award Program, each current or future director may designate up to 2 charitable organizations and it is the Company's intention to contribute the sum of $500,000, in ten annual installments, to the designated organizations in the director's name upon the director's death. The program may be funded with the proceeds of insurance policies on the lives of paired directors. Individual directors will derive no financial benefit from this program, as all charitable deductions accrue solely to the Company. Substantially all of the current directors and three retired directors participate in the Directors' Charitable Award Program.

Directors of the Company may elect to defer receipt of their retainer and fees. Deferred funds become part of the general assets of the Company and bear simple interest at a rate based upon the base or prime rate of a major bank, but not lower than 5% or higher than 12% per annum. At the discretion of the director, the funds may be deferred until the earlier to occur of a fixed date, retirement, disability, or removal, and are payable in a lump sum or installments. However, upon a change of control of the Company all deferred amounts will be distributed immediately to the director in a lump sum.


                             CERTAIN RELATIONSHIPS

Mr. Jordan is a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP which performed professional services on behalf of the Company in 1994. Additionally, in the ordinary course of business, the Company and its subsidiaries may from time to time engage in transactions with other unaffiliated corporations whose officers or directors are also directors of the Company. All such transactions are conducted on a commercial, arms-length basis and may not come to the special attention of the directors or officers of either the Company or the other corporation involved. The Company does not consider either the transactions or the amounts involved in such transactions to be significant.

                               RYDER SYSTEM, INC.
                   STOCK FOR MERIT INCREASE REPLACEMENT PLAN
                                  (ITEM NO. 2)


On December 16, 1994, the Board of Directors adopted, subject to ratification by the Company's Stockholders, the Ryder System, Inc. Stock for Merit Increase Replacement Plan (the "Replacement Plan"). The Replacement Plan is designed to give certain executive officers of the Company the opportunity to receive stock option grants in lieu of merit salary increases. The intent of the Replacement Plan is to increase the proportion of executive compensation and benefits tied to stock ownership while reducing the proportion related to cash compensation. In addition, the Replacement Plan will provide these executives with an ownership interest in the Company's Common Stock.

The Board believes that increased Common Stock ownership by key employees more closely aligns Stockholder and employee interests by encouraging greater focus on the long-term growth and profitability of the Company and its Common Stock. The Replacement Plan may also provide the Company with an immediate benefit due to lower salaries and lower cash bonuses.

The Replacement Plan is designed to meet the strict requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding performance-based compensation so that stock-based compensation in excess of $1 million will be tax deductible by the Company.

A summary of the material features of the Replacement Plan appears below. The full text of the Replacement Plan is set forth in Appendix A and should be referred to for a complete description of its provisions.

Effective Date and Expiration

The Replacement Plan will become effective on May 5, 1995, if ratified by the Company's Stockholders. Grants may be made under the Replacement Plan until its termination on May 4, 2005, but awards made prior thereto may extend beyond that date.

Administration

The Replacement Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists entirely of outside directors as defined for purposes of Section 162(m) of the Code. No member of the Committee will be eligible to participate in the Replacement Plan. The Committee will have full authority to interpret the Replacement Plan and to establish rules for its administration.

Limitations on Awards

The aggregate number of Shares for which stock options may be granted under the Replacement Plan may not exceed 500,000 Shares. No individual participant may receive stock options for more than 300,000 Shares in the aggregate during the term of the Replacement Plan. On March 15, 1995, the closing price of a Common Share on the New York Stock Exchange Composite Index was $ ___.

Eligibility for Awards

Awards under the Replacement Plan may be made to members of the Company's senior leadership group, known as the Executive Committee, and to such other key executives as the Committee may determine. The Executive Committee currently consists of 12 individuals. No executive eligible to participate in the Replacement Plan may receive an award under the Replacement Plan unless the executive has made an irrevocable election to receive stock options in lieu of a merit salary increase at least six (6) months in advance of the date of grant of such stock options.

It is impossible to determine the exact number of persons who will be eligible under the Replacement Plan during its term because the selection of participants is a discretionary decision of the Committee. Non-employee directors are not eligible to participate in the Replacement Plan.

Determination of Amount and Form of Award

The amount of individual awards to participants will be determined by the Committee, subject to the limitations of the Replacement Plan. Nonqualified stock options and options qualifying as incentive stock options may be awarded
to participants under the Replacement Plan.   The option price must be not less
than 100% of the fair market value of a Share of Common Stock on the date of grant. The term of a stock option cannot exceed ten years from the date of grant. Options generally will terminate three months after the termination of employment, except in the event of the participant's death, disability or retirement or except if the participant is terminated for cause. Because these option grants are made in place of salary increases, twenty percent (20%) of each option grant will vest immediately, with the remainder to vest in equal annual installments over a four (4) year period. A participant exercising a stock option must pay the exercise price in full in cash or, at the discretion of the Committee, in previously acquired Shares or in a combination of cash and Shares.

Change of Control

In the event of a "change of control" (as defined on page _ of the Replacement
Plan), each unexercised and unexpired stock option will become immediately exercisable in full, and remain exercisable in full for the remainder of its term, unless the participant is terminated for cause or unless otherwise determined by the Committee. Participants holding unexercised and unexpired stock options may, in lieu of exercising, at any time within 60 days following a change of control, require the Company to purchase or cash out such stock options or portions thereof at a price based upon the highest of: (i) the highest closing price of the Common Stock within the 60-day period preceding the date of purchase or cash out; (ii) the highest price per Share of Common Stock reported in certain Schedule 13D reports; or (iii) a liquidation or breakup value for the Company.

Amendment

The Committee can at any time amend, modify or terminate the Replacement Plan, but cannot, among other things, without the Stockholders' approval, materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the Replacement Plan or materially modify the requirements for eligibility for participation in the Replacement Plan. However, in the case of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, the Committee may make appropriate adjustments in the Replacement Plan or any awards granted under the Replacement Plan.

Federal Income Tax Consequences

The grant of a nonqualified stock option does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option results in ordinary income for the grantee and a compensation deduction for the Company measured by the difference between the option price and the fair market value of the Shares received at the time of exercise. Income and employment tax withholding is required. To the extent permitted by law and Committee rules, a grantee may authorize the Company to reduce the number of Shares to be issued for an option exercise in satisfaction of the withholding obligation.

Neither the grant nor the exercise of an incentive stock option results in taxable income for the grantee or in a deduction for the Company. However, the excess of the market value on the exercise date over the option price of the Shares is an "item of adjustment" for purposes of the grantee's alternative minimum tax. When a grantee disposes of Shares acquired by exercise of an incentive stock option, the grantee's gain (the difference between the sale proceeds and the price paid by the grantee for the Shares) upon the disposition will be taxed as capital gain, provided the grantee (i) does not dispose of the Shares within two years after the date of grant nor within one year after the transfer of Shares upon exercise and (ii) exercises the option while an employee of the Company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the Shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition and the Company can deduct that amount as compensation.

Additional Information

Because awards under the Replacement Plan will require future action by the Committee and a decision by each eligible executive whether to participate or not, it is impossible at this time to state the benefits any named executive officer or other individual executive may receive if the Replacement Plan is ratified by the Company's Stockholders. The awards made under the 1980 Plan during the last three years to the five highest paid executive officers of the Company are described on pages __ and __ of this Proxy Statement.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is required for ratification of the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RYDER SYSTEM, INC. STOCK FOR MERIT INCREASE REPLACEMENT PLAN.

                               RYDER SYSTEM, INC.
                           1995 STOCK INCENTIVE PLAN
                                  (ITEM NO. 3)


On February 17, 1995, the Board of Directors adopted, subject to ratification by the Company's Stockholders, the Ryder System, Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan is designed to provide incentive compensation to key management employees of the Company and to provide them with an ownership interest in the Company's Common Stock. The Board believes that the 1995 Plan will be beneficial to the Company and its Stockholders by enhancing the Company's position in the highly competitive market for key executives. The Board intends to grant options and other awards under the 1995 Plan as a means to recruit, retain, motivate and appropriately reward those highly qualified individuals who contribute to the success of the Company.

The 1995 Plan is substantially the same as the Ryder System, Inc. 1980 Stock Incentive Plan (the "1980 Plan"), which was originally approved by the Stockholders at the 1980 Annual Meeting. If the Stockholders ratify the 1995 Plan, no further Shares will be added to the 1980 Plan and it will terminate in accordance with its terms. The major changes between the 1980 Plan and the 1995 Plan are designed to meet the strict requirements of Section 162(m) of the Code regarding performance-based compensation so that stock-based compensation in excess of $1 million will be tax deductible by the Company.

A summary of the material features of the 1995 Plan appears below. The full text of the 1995 Plan is set forth in Appendix B and should be referred to for a complete description of its provisions.

Effective Date and Expiration

The 1995 Plan will become effective on May 5, 1995, if ratified by the Company's Stockholders, and will terminate on May 4, 2005. No award may be made under the 1995 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Administration

The 1995 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists entirely of outside directors as defined for purposes of Section 162(m) of the Code. No member of the Committee will be eligible to participate in the 1995 Plan. The Committee will have full authority to interpret the 1995 Plan and to establish rules for its administration. The Committee may, in its discretion, accelerate the date on which a stock option, SAR or Limited SAR (as defined on page ___) may be exercised, the date of termination of restrictions applicable to a restricted stock right, or the end of a performance period under a performance unit award.

Limitations on Awards

The 1995 Plan provides that over its ten-year term, stock options (and related SARs and Limited SARs) and restricted stock rights for not more than 3,300,000 shares of Common Stock may be issued. No individual participant may receive stock options for more than 800,000 Shares in the aggregate during the term of the 1995 Plan. On March 15, 1995, the closing price of a Common Share on the New York Stock Exchange Composite Index was $ ___.

Eligibility for Awards

Awards under the 1995 Plan may be made to key management employees selected by the Committee. The current eligible group consists of approximately ___ persons. It is impossible to determine the exact number of persons who will be eligible under the 1995 Plan during its term because the selection of participants is a discretionary decision of the Committee. Non-employee directors are not eligible to participate in the 1995 Plan.

Determination of Amount and Form of Award

The amount of individual awards to key employees will be determined by the Committee, subject to the limitations of the 1995 Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the key employee, his or her potential contributions to the success of the Company and other factors deemed relevant by the Committee.

Five types of awards may be granted to participants under the 1995 Plan: (1) stock options, (2) Stock Appreciation Rights ("SARs"), (3) Limited Stock Appreciation Rights ("Limited SARs"), (4) Performance Units and (5) Restricted Stock Rights ("Rights"). SARs, Limited SARs and Performance Units may be granted only in connection with stock options. The exercise of SARs, Limited SARs or Performance Units reduces the number of Shares subject to the related stock options on a one-for-one basis. The exercise of a stock option reduces the number of related SARs, Limited SARs and Performance Units on a one-for-one basis. Unless the Committee determines otherwise, a participant may not be granted both Rights and a stock option in any one year.

Stock Options

The Committee may grant nonqualified stock options and options qualifying as incentive stock options under the Code. The term of a stock option cannot exceed ten years from the date of grant. The option price must be not less than 100% of the fair market value of a Share of Common Stock on the date of grant. A participant exercising a stock option must pay the exercise price in full in cash or, at the discretion of the Committee, in previously acquired Shares or in a combination of cash and Shares.

SARs and Limited SARs

The Committee may grant SARs which permit the participant to receive in cash or Shares (or a combination of both) the excess of the fair market value of a Share on the date the SAR is exercised over the exercise price for the related stock option. Limited SARs function in a manner identical to SARs, except that Limited SARs are exercisable by the participant only in the event of a change of control of the Company (see "Change of Control"). The amount paid to the participant on exercise of a Limited SAR is based on the price specified for the cash out of a stock option following a change of control. Generally, each participant who receives a grant of a stock option will receive Limited SARs covering all of the Shares subject to such stock option.

Performance Units

The Committee may also grant Performance Units which are payable in cash or Shares (or a combination of both) at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The Committee will determine the length of the performance period, the minimum performance goals required before any payment will be made and the payment value of any award. However, no payment may exceed 150% of the exercise price per Share of the related stock option.

Rights

The Committee may grant Rights which entitle a grantee to receive a stated number of Common Shares over a certain period of time during which the participant must remain in the employment of the Company. A participant who holds Rights is not entitled to any of the rights of a holder of Common Stock prior to the issuance of Shares pursuant to the Right, but is entitled to an amount in cash equal to the per Share cash dividend.

Change of Control

In the event of a "change of control" (as defined on page 1 of the 1995 Plan), each unexercised and unexpired stock option becomes immediately exercisable in full, and remains exercisable in full for the remainder of its term, unless the participant is terminated for cause or unless otherwise determined by the Committee. Participants holding unexercised and unexpired stock options as to which no SARs or Limited SARs are then exercisable may, in lieu of exercising, at any time within 60 days following a change of control, require the Company to purchase or cash out such stock options or portions thereof at a price based upon the highest of: (i) the highest closing price of the Common Stock within the 60-day period preceding the date of purchase or cash out; (ii) the highest price per Share of Common Stock reported in certain Schedule 13D reports; or
(iii) a liquidation or breakup value for the Company, except that incentive stock options will be limited to the spread between the fair market value of Common Stock on the date of exercise and the purchase price per Share at which the related stock option is exercisable. In the event of a change of control, all restrictions on Rights would expire and all Shares subject to Rights would be issued to the participants, unless otherwise determined by the Committee.

Amendment

The Committee can at any time amend, modify or terminate the 1995 Plan, but cannot, among other things, without the Stockholders' approval, materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the 1995 Plan or materially modify the requirements for eligibility for participation in the 1995 Plan. However, in the case of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, the Committee may make appropriate adjustments in the 1995 Plan or any awards granted under the 1995 Plan.

Federal Income Tax Consequences

The grant of a nonqualified stock option or the addition of a SAR, a Limited SAR or a Performance Unit to an option, does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option results in ordinary income for the grantee and a compensation deduction for the Company measured by the difference between the option price and the fair market value of the Shares received at the time of exercise. Income and employment tax withholding is required. To the extent permitted by law and Committee rules, a grantee may authorize the Company to reduce the number of Shares to be issued for an option exercise in satisfaction of the withholding obligation.

Neither the grant nor the exercise of an incentive stock option results in taxable income for the grantee or in a deduction for the Company. However, the excess of the market value on the exercise date over the option price of the Shares is an "item of adjustment" for purposes of the grantee's alternative minimum tax. When a grantee disposes of Shares acquired by exercise of an incentive stock option, the grantee's gain (the difference between the sale proceeds and the price paid by the grantee for the Shares) upon the disposition will be taxed as capital gain, provided the grantee (i) does not dispose of the Shares within two years after the date of grant nor within one year after the transfer of Shares upon exercise and (ii) exercises the option while an employee of the Company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the Shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition and the Company can deduct that amount as compensation.

Additional Information

Because awards under the 1995 Plan will require future action by the Committee, it is impossible at this time to state the benefits any named executive officer or other individual employee may receive if the 1995 Plan is ratified by the Company's Stockholders. The awards made under the 1980 Plan during the last three years to the five highest paid executive officers of the Company are described on pages __ and __ of this Proxy Statement.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is required for ratification of the Ryder System, Inc. 1995 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RYDER SYSTEM, INC. 1995 STOCK INCENTIVE PLAN.

                             SELECTION OF AUDITORS
                                  (ITEM NO. 4)


Upon the recommendation of the Audit Committee of the Board of Directors, the Board has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1995.

The firm of KPMG Peat Marwick LLP has audited the accounts of the Company since 1955 and has offices in, or convenient to, most of the localities where the Company and its subsidiaries operate. The Company has been advised that representatives of KPMG Peat Marwick LLP will be present at the 1995 Annual Meeting with the opportunity to make a statement and to respond to appropriate questions raised at the Meeting.

KPMG Peat Marwick LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the year ended December 31, 1994. In addition, they also rendered other audit services which included the review of financial statements and related information contained in various registration statements and filings with the SEC, services related to the Company's acquisition of other companies, examinations of the separate financial statements of the Company's retirement and benefit plans, and limited reviews of financial statements and related information contained in quarterly reports provided to the Stockholders and the SEC.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of the appointment of KPMG Peat Marwick LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS.

                              STOCKHOLDER PROPOSAL
                                  (ITEM NO. 5)

The Company has been informed that John J. Gilbert of 29 East 64th Street, New York, New York 10021 and Martin Glotzer of 7601 N. Kedzie, Chicago, Illinois 60645 again intend to offer a proposal at the Annual Meeting requesting that the Board of Directors take the steps necessary so that, once the current terms of sitting Directors have expired, future elections of all Directors will be annual, rather than by class. Mr. Glotzer states that he owns 70 Shares and Mr. Gilbert states that he owns 105 Shares. Mr. Gilbert states that he also represents an additional 600 Shares held by family interests and an affiliated corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The proposal which the Company understands the proponents intend to introduce at the Annual Meeting is as follows:

         "RESOLVED: That the stockholders of Ryder System, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

The proponents have furnished the following statement in support of their proposal:

         "Continued very strong support along the lines we suggest were shown at the last annual meeting when 57%, 1,826 proxies representing 34,437,590 shares, were cast in favor of this proposal. The vote against included 1,192 unmarked proxies.

         Last year ARCO, to its credit, voluntarily ended theirs, stating that when a very high percentage, 34.6%, desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industry, Hanover Direct, Campbell Soup and others.

         Because of normal need to find new directors and because of environmental problems and the recent avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

         Recently Equitable Life Insurance, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board.

         The Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

         If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for adoption of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Before 1984 the directors were elected annually. At the 1984 Annual Meeting, the Stockholders approved an amendment to the Restated Articles of Incorporation providing that the Board be divided into three classes of directors serving staggered three-year terms.

In the 1984 Proxy Statement the Board stated that it believed the interests of the Stockholders were better served by a classified board than by the annual election of all directors. Among the reasons presented at that time in favor of a classified system of director elections, the Board stated the following:

         The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two Stockholder meetings, instead of one, will be required to effect a change in the control of the Board. While there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

The Board continues to believe that a classified Board of Directors promotes continuity of experience on the Board, provides for an orderly succession of directors and would encourage any unsolicited bidder for control of the Company to negotiate with the Board, which can best represent the interests of all of the Stockholders. In addition, the Company's system of director elections is fully supported by Florida law.

The resolution offered by the proponents would not amend the Restated Articles of Incorporation at this time, but, instead requests that the Board take the steps necessary to elect all directors on an annual basis in the future. Under the terms of the amendment to the Company's Restated Articles of Incorporation approved by the Stockholders in 1984, an affirmative vote of 75% of the Shares entitled to vote on a future resolution proposed by the Board to amend the Restated Articles would be required at a future meeting of Stockholders in order to amend the provisions governing the staggered election of directors.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                              STOCKHOLDER PROPOSAL
                                  (ITEM NO. 6)

The Company has been informed that Arthur Wair of 984 Barners Road, Antioch, Tennessee 37013, intends to offer a proposal at the Annual Meeting requesting that the Board of Directors either redeem or submit to a vote of the Stockholders the Company's Preferred Share Purchase Rights Plan. Mr. Wair states that he owns 450 Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The proposal which the Company understands this proponent intends to introduce at the Annual Meeting is as follows:

   "Resolved, that the shareholders of Ryder System, Inc. hereby request the Board of Directors redeem the shareholder rights issued in 1986, unless the issue is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible."

The proponent has furnished the following statement in support of his proposal:

   "On February 28, 1986, the Board of Directors adopted a shareholder rights plan which issued a dividend of one preferred share purchase right for each outstanding share of common stock. In my opinion, such plans tend to entrench management and depress companies' stock prices.

   The Board created this plan unilaterally without consulting shareholders. Furthermore, the Board protected the plan by an unusual voting requirement:
   To overturn the plan, a majority of shares outstanding must be cast against the plan, instead of a majority of votes cast.

   Our proposal attempts to give shareholders an opportunity to express their views on the rights issue and the manner by which it was adopted.

   Since the adoption of this plan, shareholders have expressed opposition. In 1994, 62.7% of stockholders voting supported this proposal. This echoed the 62.5% vote on a similar proposal in 1990, and the 59.6% in 1991. However, these votes represented less than 50% of the shares outstanding.

   At other companies, such votes are enough to prod directors to make the changes that a majority of voting shareholders want. We feel management's refusal to heed past overwhelming expressions of shareholder opinion on the subject of the poison pill reflect the negative impact this plan has had on shareholder relations.

   Poison pills have drawn increasing fire in recent years. Following the spring annual meeting season, the Investor Responsibility Research Center found that five of the seven resolutions calling for a change in poison pills won majority votes, and three actually passed. Proposals such as this one were the most common type of shareholder initiatives in 1993, according to the IRRC. During 1993 Consolidated Freightways agreed to put their poison pill plans to a shareholder vote following a resolution advanced by a Teamster. The company joined companies like Time Warner, Lockheed, United Technologies, and La Quinta Inns in voluntarily redeeming their poison pills since 1990.

   Congress expressed opposition to poison pills. In a vote on takeover reforms, the Senate chose to ban such plans. Sponsors of the amendment argued that a poison pill is an inappropriate way to stop hostile takeovers.

   Academic researchers have criticized poison pills, showing that they harm shareholder value.

   For these reasons, we urge you to vote FOR this resolution."

The adoption of this proposal requires the affirmative vote of a majority of the Shares entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Preferred Share Purchase Rights Plan (the "Rights Plan") was adopted by the Board of Directors on February 28, 1986 to protect the Company's Stockholders against certain abusive takeover practices prevalent in the marketplace and to ensure that all Stockholders are treated fairly and equally.

The overriding objective of the Board of Directors in adopting the Rights Plan was, and continues to be, the preservation and maximization of the Company's value for all Stockholders.

The Board believes that the Rights Plan is a sound and reasonable means of protecting against unfair and abusive takeover practices and is both appropriately within its discretion and an essential exercise of its fiduciary obligations to the Stockholders. The Board also believes that many Stockholders have come to recognize the effectiveness of these plans in protecting and enhancing value for all Stockholders.

The Rights Plan does not preclude a prospective bidder from making an offer for the Company. Moreover, the Rights Plan is not intended to prevent a takeover of the Company nor would it do so.

The Rights Plan is intended to give the Board sufficient time, if confronted with an offer to acquire the Company, to evaluate the offer and any possible alternatives and to take those steps that the Board believes would be necessary to maximize the value that can be achieved for all Stockholders. The Rights Plan is designed to encourage any prospective bidder for the Company to negotiate with the Company's Board. The Board believes that its ability to negotiate effectively with a potential acquiror on behalf of all Stockholders is significantly greater than that of the Stockholders individually. A bidder who chooses to bypass the Board is pursuing his own interests and is not concerned with the interests of the other Stockholders. In this regard, it is important to remember that hostile acquirors are interested in buying a company as cheaply as they can. Without the Rights Plan, the Company could find itself negotiating with the acquiror from a defensive posture rather than at arms-length. While a bidder may make an offer for the Company's stock which is in excess of the stock's current market price, without such negotiations the premium offered may not reflect the long-term value of the Company. This is particularly true of companies whose stock is prone to cyclical movements, such as the Company.

The Board strongly disagrees with the view that rights plans deter legitimate acquisition proposals from being made or depress the price of the stock of corporations adopting them. Since the adoption of the Rights Plan, at least 65 companies which had rights plans have been acquired or were parties to agreements to be acquired, including 42 companies which were acquired after receiving an unsolicited bid. Furthermore, in 36 of the 42 acquisitions of companies with rights plans that were initiated by unsolicited bids, the prices ultimately received by stockholders were higher than the initial bids by an average premium to the initial bid of more than 21%.(1)

Two of the largest corporate takeovers in the past two years, AT&T's acquisition of NCR and Viacom's acquisition of Paramount, involved target companies with rights plans. In the case of NCR, AT&T's original bid of $85 per share was eventually raised to $110 per share in a negotiated merger of the two companies. In the case of Viacom's acquisition of Paramount, Viacom's final bid, which included a tender offer at $107 per share for 50.1% of Paramount's common stock, followed a protracted bidding contest which started with Viacom's initial offer valued at $69.14 per share.

While the proponent cites Time Warner as a company which had previously redeemed its rights plan, the proponent fails to mention that Time Warner adopted a new rights plan a year ago in an action described by the IRRC as one where "some institutional shareholders actually pushed for the adoption of the new pill".

Studies by Georgeson & Co., a leading investor communications firm, have concluded that "[rights plans] do not prevent takeovers nor do they diminish the value of a company's stock." These studies also indicated that "companies with [rights plans] receive premiums 69% higher in takeover contests than companies without [rights plans]."

The Board of Directors believes that the Rights Plan continues to protect Stockholders against abusive and unfair practices that force Stockholders to sell their investments at less than full value. Over 1,700 of the largest U.S. companies, representing the entire spectrum of American business, have adopted rights plans in response to such practices. The Board supports the Rights Plan and asks Stockholders to be aware that if the rights were redeemed now, without a substitute





__________________________________

     (1) Based on data obtained from Securities Data Corporation and other industry sources.

plan and in the absence of any specific acquisition proposal, the Board would be deprived of an effective negotiating tool which could otherwise be used to protect and enhance Stockholder value.

It is for these reasons that the Board of Directors believes that the redemption of the rights at the present time would not be in the best interest of the Company's Stockholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                         BENEFICIAL OWNERSHIP OF SHARES

As of January 15, 1995, each director or nominee and each executive officer named in the Summary Compensation Table herein, individually, and all directors, nominees and executive officers of the Company as a group, beneficially owned Common Stock as follows:

                 Name of Beneficial                Amount and Nature
                 Owner                             of Beneficial Ownership(1)           Percent of Class(2)
                 --------------------------        -----------------------            ----------------
                 Arthur H. Bernstein(3,6)                 16,241
                 M. Anthony Burns(4,5)                   624,492
                 Dwight D. Denny(5)                       86,503
                 Joseph L. Dionne                              0                              less
                 Edward T. Foote II(6)                     1,741                              than
                 James M. Herron(5)                      201,913                              1%
                 Edwin A. Huston(4,5)                    249,369                              per
                 John A. Georges(6)                        1,599                              ind-
                 Vernon E. Jordan, Jr.(6)                  1,741                              vidual
                 Howard C. Kauffmann(6)                    3,799
                 David T. Kearns(6)                        2,041
                 Lynn M. Martin                              500
                 James W. McLamore(6)                     57,245
                 Larry S. Mulkey(5)                       86,164
                 Paul J. Rizzo                             2,000
                 Donald V. Seibert(6)                      1,324
                 Hicks B. Waldron(6)                       3,891
                 Alva O. Way(6)                            2,741
                 Mark H. Willes(3,6)                       3,268
                 Directors, Nominees and
                 Executive Officers as a
                 Group (27 persons)(3,4,5,6)           1,671,228                              2.12%

- ----------------------------------

    (1) Unless otherwise noted, all Shares included in this table are owned directly, with sole voting and dispositive power. The inclusion of Shares in this table shall not be construed as an admission that such Shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

    (2) Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

    (3) Includes Shares held jointly with their spouses or other family members, as follows: Mr. Bernstein 15,000 Shares; Mr. Willes 2,027 Shares; all directors, nominees and executive officers as a group 17,451 Shares.

    (4) Includes Shares held in the accounts of executive officers pursuant to the 401(k) Plan as of December 31, 1994, as follows: Mr. Burns 7,035 Shares and Mr. Huston 3,572 Shares; all directors, nominees and executive officers as a group 26,023 Shares.

    (5) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 1995, through the exercise of stock options, as follows:
Mr. Burns 523,077 Shares; Mr. Denny 77,503 Shares; Mr. Herron 190,667 Shares; Mr. Huston 223,603 Shares and Mr. Mulkey 86,164 Shares; all directors, nominees and executive officers as a group 1,403,382 Shares.

    (6) Includes the following number of Shares held as of January 15, 1995, in the account of each of the following directors pursuant to the Directors Stock
Plan: 1,241 Shares in the account of Mr. Bernstein, Mr. Foote, Mr. Jordan, Mr Kearns, Mr. McLamore, Mr. Waldron, Mr. Way, and Mr. Willes; 599 Shares in the account of Mr. Georges; and 799 Shares in the account of Mr. Kauffmann and Mr. Seibert.

As of January 15, 1995, the following table sets forth information regarding the number and percentage of Shares held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than 5% of the Company's outstanding Common Stock:

                                                   Number of Shares
Name and Address                                   Beneficially Owned             Percent of Class
- ----------------                                   ------------------             ----------------
State Treasurer
State of Michigan
P.O. Box 15128
Lansing, Michigan  48901                           5,053,145(1)                    6.42%



FILINGS UNDER SECTION 16(a)

Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and greater than 10% Stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1994, the Company's directors and executive officers complied with all applicable Section 16(a) filing requirements.



__________________________________

     (1) The Michigan State Treasurer has sole voting power and sole dispositive power as to all 5,053,145 Shares. The foregoing ownership information is based upon oral information furnished to the Company on behalf of the Michigan State Treasurer on February 10, 1995, and confirmed in writing by the Company.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


The Company's executive compensation program is overseen and administered by the Compensation Committee of the Board of Directors, composed entirely of independent Directors. The Committee reviews and recommends, and the Board of Directors determines considering such recommendations, all matters involving Mr. Burns' compensation, other than the approval of the long-term component (stock options) of his compensation, which remains the responsibility of the Committee under applicable tax requirements. Compensation actions affecting executive officers of the Company other than Mr. Burns are based upon recommendations made to the Committee by Mr. Burns. The Committee reviews Mr. Burns' recommendations with respect to the long-term component of these executive officers' compensation and determines the appropriate awards. Recommendations with respect to the remaining components of these executive officers' compensation are reviewed and evaluated by the Committee and, upon approval, are forwarded to the Board for final review and approval. No member of the Committee is eligible to participate in any of the executive compensation plans or programs that the Committee oversees. Further, there are no interlocks between the members of the Committee and any executive officer.

In 1994, the Committee reviewed but, except as discussed below, did not significantly change any of the Company's executive compensation policies or programs. Among other matters, the Committee considered the possible effects of the new tax law that limits the deductibility by the Company of compensation in excess of $1 million paid to certain of the Company's executive officers.
In response to this new law, the Committee recommended to the Board and the Board has proposed to the shareholders their approval of two new performance-based executive compensation plans designed to meet these new tax law requirements (See "Deductibility of Executive Compensation").


Evaluation Of Executive Performance

In its evaluation of executive performance, the Committee employs criteria designed to motivate individual executives. The Committee believes that the executive compensation program strengthens the Company's ability to attract, retain, motivate and appropriately reward those individuals who are responsible for the Company's short-term and long-term profitability, growth and return to shareholders. The Company's compensation program is designed to link executive compensation to both individual performance and the performance of the Company and the Committee believes that total compensation should increase or decrease with such performance. As a result, a significant portion of each executive officer's total compensation opportunity is at risk, to be earned only if specific financial and individual goals are met. In 1994, 57% of Mr. Burns' total cash compensation opportunity was at risk and an average of 55% of total cash compensation opportunity was at risk for the other named executive officers.

The Committee reviews the executive compensation program continuously to ensure its effectiveness and to ensure that the program remains externally competitive within the range that the Committee considers appropriate, based upon the Company's performance. Each element of the program is compared to the practices of several similar companies (companies with sales levels and/or financial characteristics similar to those of the Company) contained in survey data analyzed by management and by Hewitt Associates and Frederick W. Cook & Co., Inc., independent compensation consultants retained by the Company. This data includes information regarding various components of compensation and benefits provided to executives holding comparable positions at similar companies and is referenced by the Committee to aid in setting executive compensation within the median range for companies similar to the Company.

The Company's competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare shareholder returns. For purposes of the five-year stock performance comparison graph, the Company has identified the Dow Jones Transportation 20 as its peer group. The Company, however, generally recruits executive talent from companies other than those comprising this peer group. Since these non-peer group companies compete with the Company for, and are often the source of, executive talent, the Committee believes that they are the most appropriate comparison group for purposes of compensation decisions. Therefore, the comparable companies for purposes of executive compensation are not the same as the peer group index used in the five-year stock performance comparison graph included in this Proxy Statement.

The Company's executive compensation program consists of three key elements:
(1) base salary, (2) annual cash incentive awards and (3) long-term incentive awards, typically in the form of stock options. In addition, executive officers receive a range of employee benefits generally available to all employees of the Company, including participation in a retirement plan, a savings incentive plan, a benefit restoration plan and a medical plan. While each element of compensation is reviewed separately, the Committee takes into account the total compensation and benefits package offered by the Company to
each executive officer in making compensation decisions.   The Committee
believes that the total package represents an attractive compensation and benefits program. The goal is for the program to be flexible with the ability to be customized to attract and motivate the talent necessary to execute the Company's business strategy.

In evaluating management's 1994 performance, the Committee considered the Company's financial results, which included record revenue and earnings, the continued refocusing of the Company as a provider of transportation "solutions" and management's progress toward implementing its stated strategic initiatives. The Committee also recognized the Company's substantial increase in return on equity in 1994 which represents significant progress toward the Company's long-term goal of a 17% return on equity.

Base Salary

Base salaries for executive officers are determined by assigning each executive officer to a pay grade and range which indicates the level of responsibility associated with that executive officer's position and the importance of that position to the operations of the Company. Salary levels for executive officers are competitive in comparison to salary levels at similar companies with which the Company competes for executive talent. In making decisions to adjust individual salary levels, the Committee considers Company performance, the executive officer's individual performance and position in the existing salary range, and the external comparative data provided by the Company's outside compensation consultants. The Committee, however, does not employ any predetermined formula or assign any particular weight to any individual criterion in making these adjustments.

Mr. Burns' salary in 1994 remained at the level set in June 1992. In December 1994, however, in accordance with the Committee's emphasis on performance-based compensation, the Committee awarded Mr. Burns options to purchase 130,000 Shares in lieu of an increase in his base salary. These options were granted at the fair market value of the Company's stock on the date of grant and vest in five equal installments over a four-year period commencing on the date of grant. The Ryder System, Inc. Stock for Merit Increase Replacement Plan, which is being recommended by the Board of Directors to the shareholders for their approval at the Annual Meeting, will provide an opportunity for the majority of executive officers of the Company, including all of the named executive officers, to elect to receive stock options in lieu of future merit salary increases.


Annual Incentive Awards

The Company's annual incentive compensation program provides for the payment of cash bonuses, as a percentage of base salary, to executive officers and other key employees of the Company based upon Company financial performance and individual performance. Bonus payouts are primarily driven by the Company's financial results with approximately 85% of the maximum bonus opportunity based upon financial results and approximately 15% of the maximum bonus opportunity based upon individual performance. The financial results-based portion of the bonus awards is based upon annual financial performance targets set in the Company's Business Plan, which is approved by the Board of Directors at the beginning of each year and used to manage the Company's business. These financial performance targets are measured by net after-tax return on assets ("NAT ROA"), net before tax ("NBT") earnings, (for two executive officers in
1994) business unit revenue and (for one executive officer in 1994) quantifiable strategic benchmarks tied to new markets and accounts. The specific targets are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position. When determining these annual bonus plan targets, the Committee strives to align the bonus plan with the Company's long-term goals so
that strategic focus is maintained.   The Committee believes that improvements
in these financial measures will, over time, result in the Company reaching its long-term return on equity goal and the maximization of stockholder value. Accordingly individual cash bonuses are linked directly to these performance measurements.

Executive officers of the Company, other than Mr. Burns, are eligible for bonus awards in an amount ranging from 0% to 100% of base salary based upon Company performance and 0% to 20% of base salary based upon their individual performance. Award opportunities are set to provide above-median compensation in comparison to comparable companies in a year when Company performance exceeds financial performance targets and below-median compensation in comparison to comparable companies in a year when performance is below these targets. In February of 1995, each of the named executive officers of the Company was awarded the cash bonus illustrated in the Summary Compensation Table on page __ based upon the Committee's review of the Company's (or applicable business unit's) 1994 financial performance and its success in meeting the 1994 financial performance targets and each executive's individual performance during 1994.

Mr. Burns was eligible for a 1994 incentive award of up to 110% of his base salary based upon Company performance, measured by NAT ROA and NBT earnings, and an additional award of up to 20% of his base salary based upon his individual performance. Since the Business Plan targets set by the Board for the Company's 1994 financial performance were achieved, Mr. Burns received a
bonus equal to 98.5% of his base salary based upon Company performance.   Mr.
Burns also received an individual performance award equal to 20% of his base salary based upon the Committee's evaluation of Mr. Burns' contributions toward the Company's achievement of record financial results in 1994 and his accomplishment of other individual goals which he presented to the Board at the beginning of 1994. These goals included progress in the Company's focus on marketing and its reengineering projects as well as progress in organizational and management development.


Long-Term Incentive Awards

To encourage strategic decision-making and tie executive compensation directly to shareholder return, the Committee believes that a significant portion of executive compensation should be comprised of long-term incentives. The Company's 1980 Stock Incentive Plan provides such an incentive through the award of stock options to executive officers and other key executives at the discretion of the Committee. Under this Plan, stock options may only be granted at the fair market value of the Company's stock on the date of grant and the executive receives a benefit only if the price of the Company's stock appreciates. In addition, the Company's executive stock ownership guidelines tie executives receiving stock options directly to the future performance of the Company, while the amount of stock owned by these executives may be considered by the Committee in determining future awards (See "Stock Ownership Program").

The Company has no policy regarding the timing and frequency of stock option grants, although stock option awards generally have been made on an annual basis to the Company's executive officers and on some occasions upon the hiring of a new executive.

In 1994, the Committee made such an annual grant to certain key executives of the Company, including each of the named executive officers, utilizing three criteria to determine individual awards: current individual performance, potential for promotion and impact on Company performance. These options were granted at the fair market value of the Company's stock on the date of grant and vest over a two-year period.

In making its determination of the total amount of options to be granted in 1994, the Committee considered the amount of previous awards and determined that the 1994 option awards would be granted at a median level in comparison to similar companies. Additional awards of stock options were granted to certain key executive officers, including two of the named executive officers, in 1994 as a further incentive to accomplish financial performance objectives and give these executives a larger and more meaningful stake in the Company. These additional options were granted at the fair market value of the Company's stock on the date of grant and will vest the earlier of eight years after the date of grant or, after a minimum of two years, when the price per share of the Company's stock reaches $45, almost double the exercise price of the options, on the last business day of each of three consecutive months.

In 1994, in addition to the stock options which Mr. Burns received in lieu of a merit increase to his base salary, Mr. Burns was granted options to purchase 70,000 shares as an incentive to continue his efforts toward improving the long-term financial performance of the Company and based upon the Committee's judgment of Mr. Burns' importance to the attainment of those long-term goals.


Deductibility of Executive Compensation

The Committee has reviewed the Company's executive compensation program in light of recent changes to the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1 million to certain executive officers. The tax law changes include an exception for "performance-based" compensation, including stock options, provided certain requirements are met. The Company's 1980 Stock Incentive Plan discussed earlier meets these requirements. Accordingly, stock options awarded to the Company's executive officers in 1994 are eligible for the "performance-based" compensation exception. The proposed Ryder System, Inc. 1995 Stock Incentive Plan (see page __) and the proposed Ryder System, Inc. Stock for Merit Increase Replacement Plan (see page __) are designed to meet these new requirements as well and are being proposed to the shareholders for their approval partially in response to these tax law changes. The annual incentive awards granted to the Company's executive officers in 1994 are not eligible for the "performance-based" exception because they are based in part on individual performance goals that are not deemed "performance-based" by the tax law changes. The Committee, however, believes that these individual goals are a valuable part of the annual incentive award and does not believe that eliminating these individual performance measures from the annual incentive program would be in the best interests of the Company and its shareholders. In addition, the Committee does not believe that the amount of any deduction foregone by the Company with respect to the annual incentive awards would be material in comparison to the value of this program. The

Committee will continue to evaluate its position on these tax law changes in consultation with its outside compensation advisers as regulations are finalized.


Stock Ownership Program

In 1993, the Board of Directors adopted guidelines for stock ownership by all executives of the Company. Under these guidelines, executives are encouraged to own Company stock equal in value to various multiples of their annual salary.


MARK H. WILLES [CHAIRMAN], EDWARD T. FOOTE II, HOWARD C. KAUFFMANN, LYNN M. MARTIN, PAUL J. RIZZO, HICKS B. WALDRON AND ALVA O. WAY.

                      COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth the annual and long-term compensation which the Company paid to, or deferred for, those persons who were at December 31, 1994
(a) the chief executive officer and (b) each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") for services rendered in 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

- ------------------------------------------------------------------------------------------------------------------------------------
                                                              ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                              -------------------            ----------------------
                                                                                                     AWARDS
                                                     ---------------------------------------------------------------
                                                                             OTHER ANNUAL     SECURITIES UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION              YEAR       SALARY       BONUS     COMPENSATION   OPTIONS/LIMITED SARs(2)  COMPENSATION(3)
                                                        ($)         ($)           ($)(1)              (#)                  ($)
- ------------------------------------------------------------------------------------------------------------------------------------
  M. Anthony        Chairman of the        1994     725,000      860,000         56,627              200,000               12,688
  Burns             Board, President       1993     725,000      460,000          4,219               60,000               12,642
                    and Chief Executive
                    Officer                1992     693,750      810,000          3,370               54,712               11,541
- ------------------------------------------------------------------------------------------------------------------------------------
  Dwight D. Denny   President - Ryder      1994     300,000      315,000          2,994               90,000                9,330
                    Commercial Leasing     1993     260,000      225,862          2,813               25,000                6,316
                    & Services             1992     220,000      251,680          2,246               20,405                4,575
- ------------------------------------------------------------------------------------------------------------------------------------
  James M. Herron   Senior Executive       1994     358,000      403,000          2,994               25,000               18,257
                    Vice President and     1993     336,917      275,427          2,813               23,000               16,884
                    General Counsel        1992     318,500      361,000          2,246               22,432               13,854
- ------------------------------------------------------------------------------------------------------------------------------------
  Edwin A. Huston   Senior Executive       1994     434,167      485,000          2,994               30,000               16,485
                    Vice President -       1993     413,250      337,842          2,813               25,000               16,425
                    Finance and Chief      1992     391,167      437,000          2,246               25,715               14,394
                    Financial Officer
- ------------------------------------------------------------------------------------------------------------------------------------
  Larry S. Mulkey   President - Ryder      1994     285,833      280,000          2,994               55,000                9,952
                    Dedicated              1993     240,833      180,155          2,813               25,000                7,023
                    Logistics, Inc.        1992     188,833      174,783          2,246               23,069                5,570
- ------------------------------------------------------------------------------------------------------------------------------------

____________________
   (1) This column represents amounts reimbursed for the payment of income taxes
on certain perquisites provided to these executive officers.   Other
perquisites and personal benefits furnished to the named executive officers, other than Mr. Burns, do not meet the disclosure thresholds established under SEC regulations and are not included in this column. Of the 1994 amount shown for Mr. Burns, $25,663 represents the incremental cost to the Company for his personal use of the Company aircraft. The balance of the 1994 amount shown for Mr. Burns includes a Company provided car, a tax planning allowance and other perquisites.

   (2) Stock option and Limited SAR grants generally vest in 50% annual installments commencing with the first anniversary of the date of grant. The May 1994 grant will vest 100% at the earlier of eight years or, after a minimum of two years, when the average of the high and low prices of a Share on the last business day of each of three consecutive months exceeds $45 per Share. The December 1994 grant will vest in 20% annual installments commencing with the date of grant. Each named executive officer who received a grant of stock options received a number of Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit. Under the antidilution provisions of the Company's 1980 Stock Incentive Plan, as amended and restated as of October 22, 1993, upon a payment of a special dividend effecting the spin off of the Company's aviation services business (Aviall, Inc.) on December 7, 1993, all then outstanding stock option grants were converted so that as to each such grant there was an increased number of ex-dividend Shares at a lower exercise price per Share and the optionees' resulting spreads were the same as they were prior to the dividend.

   (3) This column is composed of: (a) contributions to the 401(k) Plan in the amount of $400, $400, and $200 for each named executive officer for 1994, 1993 and 1992, respectively; (b) dollar value of premiums for compensatory split-dollar insurance payments for Mr. Burns in the amounts of $355, $315, and $960 for 1994, 1993 and 1992, respectively; for Mr. Denny in the amounts of $105, $80 and $0 for 1994, 1993, and 1992, respectively; for Mr. Herron in the amounts of $507, $441, and $1,516 for 1994, 1993, and 1992, respectively; for Mr. Huston in the amounts of $446, $398, and $898 for 1994, 1993, and 1992, respectively; and for Mr. Mulkey in the amounts of $127, $113, and $432 in 1994, 1993, and 1992, respectively; (c) premiums paid under the Supplemental Retiree Life Insurance Plan for Mr. Burns in the amounts of $3,795, $3,789, and $2,243 for 1994, 1993 and 1992, respectively; for Mr. Denny in the amounts of $3,459, $3,453, and $2,090 for 1994, 1993, and 1992, respectively; for Mr.
Herron in the amounts of $8,380, $8,353, and $4,448 for 1994, 1993, and 1992,
respectively; for Mr. Huston in the amounts of $4,805, $4,793 and $2,462 for 1994, 1993, and 1992, respectively; and for Mr. Mulkey in the amounts of $3,484, $3,479, and $2,049 for 1994, 1993, and 1992, respectively; (d) premiums paid under the Supplemental Long Term Disability Insurance Plan for Mr. Burns in the amounts of $8,138, $8,138, and $8,138 for 1994, 1993, and 1992,
respectively; for Mr. Denny in the amounts of $5,366, $2,383, and $2,285 for 1994, 1993, and 1992, respectively; for Mr. Herron in the amounts of $8,970, $7,690, and $7,690 for 1994, 1993, and 1992, respectively; for Mr. Huston in the amounts of $10,834, $10,834, and $10,834 for 1994, 1993, and 1992,
respectively; and for Mr. Mulkey in the amounts of $5,941, $3,031, and $2,889 for 1994, 1993, and 1992, respectively.

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with each executive officer, including the named executive officers, and other key employees of the Company and its subsidiaries, which provide that if the Company terminates the employment of an executive for reasons other than death, disability or cause, or, if within the three-year period commencing with a change of control of the Company (as defined on page ___ of Appendix A), the executive terminates employment with the Company for good reason, the Company will provide the executive with a multiple of salary and bonus ranging from a maximum of three times salary and three times bonus for the highest level executive to a minimum of .5 times salary and, for each year of service, one month bonus (subject to a maximum of 12 months bonus) for lower level executives, as well as various benefits and perquisites, net of excise taxes. In the event of a termination of employment and, if applicable, a change of control of the Company, which triggers the provisions of a severance agreement, Mr. Burns would be entitled to three times salary and three times bonus, Messrs. Denny, Herron, and Huston would be entitled to three times salary and two times bonus and Mr. Mulkey would be entitled to two times salary and two times bonus.

                                 OPTION GRANTS

The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1994. In addition, in accordance with SEC regulations, hypothetical gains of 5% and 10% required by the SEC along with a third column representing a 0% gain (listed in the table under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Limited SAR Term") are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date the stock options were granted over the full option term of ten (10) years. Each named executive officer also received a grant of one Limited SAR in tandem with each Common Share subject to the stock option. Such Limited SAR may only be exercised in the event of a change of control of the Company if the named executive officer is at that time a Section 16(b) insider.

- -----------------------------------------------------------------------------------------------------------------------------
                                            OPTION/LIMITED SAR GRANTS IN FISCAL YEAR 1994
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE(1)
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                      FOR OPTION/LIMITED SAR TERM
- -----------------------------------------------------------------------------------------------------------------------------
                                NUMBER(2)     % OF TOTAL
                                OF SECURITIES  OPTIONS/
                                UNDERLYING    LIMITED SARs
                                OPTIONS/      GRANTED TO
                                LIMITED       EMPLOYEES IN   EXERCISE
                                SARs          FISCAL YEAR    PRICE PER  EXPIRATION
        NAME                    GRANTED       1994           SHARE(3)   DATE(4)               0%        5%            10%
- -----------------------------------------------------------------------------------------------------------------------------
        M. Anthony Burns          70,000           5%        $25.38    October 20, 2004       $0     $1,117,074    $2,830,885
                                 130,000           9%         21.94    December 14, 2004       0      1,793,529     4,545,154

        Dwight D. Denny           60,000           4%          24.06   May 5, 2004             0        907,967     2,300,966
                                  30,000           2%          25.38   October 20, 2004        0        478,746     1,213,236

        James M. Herron           25,000           2%          25.38   October 20, 2004        0        398,955     1,011,030

        Edwin A. Huston           30,000           2%          25.38   October 20, 2004        0        478,746     1,213,236

        Larry S. Mulkey           30,000           2%          24.06   May 5, 2004             0        453,983     1,150,483
                                  25,000           2%          25.38   October 20, 2004        0        398,955     1,011,030
- -----------------------------------------------------------------------------------------------------------------------------

______________________

    (1) If the 5% or 10% annual compound stock price appreciation shown in the table were to occur, the price of the May 1994 grant would be $39.20 or $62.41, respectively, on May 5, 2004; the October 1994 grant would be $41.33 or $65.82, respectively, on October 20, 2004; and the December 1994 grant would be $35.73 or $56.90, respectively, on December 14, 2004; and the appreciation in the market value of the Company's Common Stock would be $1,191,868,742 and $3,020,429,400, respectively, for the May 1994 grant; $1,256,879,764 and
$3,185,180,095, respectively, for the October 1994 grant; and $1,086,612,801 and $2,753,690,181, respectively, for the December 1994 grant. The appreciation during this period realized by the five named executive officers from each of these stock options would be 0.11% (May 1994), 0.23% (October
1994), and 0.17% (December 1994) of the gain to all Stockholders under these two cases. The use of the 5% and 10% rates as required by the SEC is not intended by the Company to forecast possible future appreciation of the Company's Common Stock.

    (2) Stock options and Limited SAR grants generally vest in 50% annual installments commencing with the first anniversary of the date of grant. The May 1994 grant will vest 100% at the earlier of eight years or, after a minimum of two years, when the average of the high and low prices of a Share exceeds $45 per Share on the last business day of each of three consecutive months.
The December 1994 grant will vest in 20% annual installments commencing with the date of grant. Each named executive officer who received a grant of stock options received Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit.

    (3) Represents fair market value as of date of grant.

    (4) Ten (10) years from grant date of May 6, 1994, October 21, 1994, or December 15, 1994.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table provides information, with respect to the named executive officers, regarding the exercise of options during fiscal year 1994 and unexercised options held as of the end of fiscal year 1994.


   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND FISCAL YEAR-END 1994
                                 OPTION VALUES


- ------------------------------------------------------------------------------------------------------------------------------------
                                                           NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                                          UNEXERCISED OPTIONS/LIMITED SARS       OPTIONS AT FISCAL YEAR-END 1994(1)
                                                               AT FISCAL YEAR-END 1994
                            SHARES                        --------------------------------------------------------------------------
                            ACQUIRED         VALUE
        NAME                ON EXERCISE      REALIZED      EXERCISABLE       UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------------------
        M. Anthony Burns           0             $0            523,077           204,000         $327,975               $0

        Dwight D. Denny            0              0             77,503           102,661          204,628                0

        James M. Herron            0              0            190,667            36,500          354,604                0

        Edwin A. Huston            0              0            223,603            42,500          161,125                0

        Larry S. Mulkey            0              0             86,164            68,137           82,153                0
- ------------------------------------------------------------------------------------------------------------------------------------


__________________________________

   (1) Amounts reflect gains on outstanding stock options based on a fair market value of $21.69 for the Common Stock, as determined by using the average of the high and low price on December 30, 1994. As no change in control of the Company has occurred the tandem Limited SARs had no calculable value at such date.

                                PENSION BENEFITS

The Company covers substantially all regular full-time employees who are not covered by plans administered by labor unions or plans sponsored by a subsidiary or division of the Company ("Division Plans") under the Ryder System, Inc. Retirement Plan ("Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of compensation and bonus received, plus 1.85% of the portion of such compensation and bonus in excess of $15,600 during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.

Retirement Plan benefits vest at the earlier of the completion of five (5) years of credited service or upon reaching age 65, provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $120,000 beginning at the Social Security retirement age (currently age 65). The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $150,000. The Company maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the "Restoration Plan"), which covers those participants of the Retirement Plan and certain Division Plans whose benefits are reduced by the Internal Revenue Code or other United States or Canadian laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

The table below sets forth annual pension benefit projections assuming each named executive officer remains continuously employed by the Company at current compensation levels until retirement at the normal retirement date.

                    ESTIMATED ANNUAL BENEFITS AT RETIREMENT(1)
                     (IN THE FORM OF A SINGLE LIFE ANNUITY)

               M. Anthony Burns                          $605,512
               Dwight D. Denny                           $260,502
               James M. Herron                           $211,081
               Edwin A. Huston                           $314,487
               Larry S. Mulkey                           $219,294

- ---------------------

     (1) These amounts include benefits under the Retirement Plan and the Restoration Plan combined.

In addition to the Retirement Plan and the Restoration Plan, the Company maintains the Split Dollar Life Insurance Plan and Deferred Compensation Plan for the benefit of each named executive officer and certain other key executives who elect to participate. The Split Dollar Life Insurance Plan provides participants with additional life insurance and the Deferred Compensation Plan acts as a supplemental pension benefit. The participant pays a portion of the premium and the Company pays that portion of the premium which is equal to the increase in cash surrender value of the policy during each policy year. In the event of death prior to normal retirement, the face value of the policy is paid to the participant's chosen beneficiary and the Company's investment in the policy is recaptured by a supplemental term policy maintained by the Company. In the event a participant ceases to be employed by the Company prior to the participant's normal retirement date, the participant has the right to purchase the policy from the Company for its cash surrender value. Assuming normal retirement dates, the named executive officers would have the following estimated minimum annual benefit shown below:

                        M. Anthony Burns           $14,077
                        Dwight D. Denny            $ 5,247
                        James M. Herron            $ 5,064
                        Edwin A. Huston            $ 5,700
                        Larry S. Mulkey            $ 9,780

                               STOCK PERFORMANCE
                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
  AMONG RYDER SYSTEM, INC., S&P 500 INDEX & DOW JONES TRANSPORTATION 20 INDEX(1)



- ------------------------------------------------------------------------------------------------------
                                  1989         1990         1991         1992        1993         1994
- ------------------------------------------------------------------------------------------------------
RYDER SYSTEM, INC.                $100         $76          $106         $148        $166         $141
- ------------------------------------------------------------------------------------------------------
S&P 500 INDEX                     $100         $97          $126         $136        $150         $152
- ------------------------------------------------------------------------------------------------------
DOW JONES TRANSPORTA-             $100         $79          $119         $129        $159         $133
  TION 20 INDEX
======================================================================================================

__________________________________

     (1) Assumes for comparison that the value of the Company's Common Stock and of each index was $100 on December 31, 1989, and that all dividends, including the Company's distribution of Aviall, Inc. common stock in December 1993, were reinvested. Past performance is not necessarily an indicator of future results.

                              COST OF SOLICITATION

The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of proxies. For their services, D. F. King & Co., Inc. will receive a fee estimated at $18,000 plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication.


                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                            THE 1996 ANNUAL MEETING

Pursuant to SEC regulations, in order to be included in the Company's Proxy Statement for the 1996 Annual Meeting, Stockholder proposals must be received at the principal office of the Company, 3600 N.W. 82nd Avenue, Miami, Florida, 33166, Attention: Secretary, no later than November __, 1995, as well as meet all other SEC requirements. In addition, the Company's By-Laws provide that any Stockholder who desires either to bring a Stockholder proposal before an annual meeting or to present a nomination for director at an annual meeting must give advance notice to the Company regarding the proposal or nominee. The By-Laws require that written notice be delivered to the Secretary of the Company not less than 60 days prior to the date of the annual meeting at which the proposal or nomination is to be presented and contain certain information regarding the Stockholder desiring to present a proposal or make a nomination, as the case may be. A copy of the By-Laws is available upon request from the Secretary of the Company.


                                                            RYDER SYSTEM, INC.



                                                            H. Judith Chozianin
                                                            Secretary

March 20, 1995
Miami, Florida

                                                                      APPENDIX A


                               RYDER SYSTEM, INC.
                   STOCK FOR MERIT INCREASE REPLACEMENT PLAN


1.  Purpose Of This Plan

The purpose of the Ryder System, Inc. Stock for Merit Increase Replacement Plan (this "Plan") is to give key employees of Ryder System, Inc. (the "Company") and its subsidiaries who are primarily responsible for the management of the business of the Company the opportunity to receive stock option grants in lieu of merit salary increases, thereby encouraging focus on the growth and profitability of the Company and its Common Stock (as defined in Section 4).


2.  Effective Date And Term Of This Plan

This Plan shall become effective on May 5, 1995, subject to the approval of the shareholders of the Company. Unless previously terminated in accordance with
Section 14 of this Plan, this Plan shall terminate on the close of business on May 4, 2005, after which no Options (as defined in Section 4) shall be granted under this Plan. Such termination shall not affect any Options granted prior to such termination.


3.  Administration Of This Plan

This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company which shall consist of not less than three members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Additionally, all members of the Committee shall be "outside directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.


4.  Common Stock Subject To This Plan

The shares of Common Stock of the Company, par value $.50 per share ("Common Stock"), to be issued upon the exercise of an option to purchase Common Stock granted in lieu of a merit salary increase (an "Option") may be made available from the authorized but unissued Common

Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise.

Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares of Common Stock for which Options may be granted under this Plan shall be 500,000 shares. If an Option granted under this Plan expires or is terminated without having been exercised in full, the unpurchased or forfeited shares or rights to receive shares shall become available for grant to other employees. No employee shall be eligible to receive any Options or series of Options covering, in the aggregate, more than 300,000 shares during the term of this Plan.

If there shall be any change in the shares of Common Stock subject to this Plan or any Option granted under this Plan as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate, in the aggregate number and kind of shares subject to this Plan or to any outstanding Option, and in the terms and provisions of this Plan and any Options granted hereunder, in order to reflect, on an equitable basis, any such change in the shares contemplated by this paragraph. Any adjustment made by the Committee pursuant to this paragraph shall be conclusive and binding upon the grantee of an Option, the Company and any other related person.


5.  Eligible Persons

Only persons who are members of the Company's senior leadership group, known as the "Executive Committee", or other key executives of the Company or its subsidiaries selected by the Committee, shall be eligible to receive grants of Options under this Plan in lieu of a merit salary increase. No grant shall be made to any member of the Committee or any other non-employee director.

No executive eligible to participate in this Plan may receive a grant of Options unless the executive has made an irrevocable election to receive Options in lieu of a merit salary increase at least six (6) months in advance of the date of grant of such Option.


6.  Purchase Price Of Options

The purchase price for each share of Common Stock issuable under an Option shall not be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. "Fair Market Value" as used in this Plan shall equal the mean of the high and low price of the Common Stock as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the applicable date.

7.  Option Term

The term of each Option grant as determined by the Committee shall not exceed ten (10) years from the date of grant and shall expire as of the last day of the designated term, unless terminated earlier under the provisions of this Plan.


8.  Option Type

Option grants may be either non-qualified stock options, governed by Section 83 of the Code, or incentive stock options, governed by Section 422(b) of the Code.


9.  Non-Transferability Of Options

No Option granted under this Plan shall be assignable or transferable by the grantee except by will or the laws of descent and distribution. A grantee shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this Section. Each Option shall be exercised during the grantee's lifetime only by the grantee or the grantee's guardian or legal representative.


10.  Exercise Of Options

Except as provided in Sections 12 and 13, and subject to any limitations under
Section 16 of the 1934 Act, each Option shall be exercisable as follows: (i) twenty percent (20%) of the shares of Common Stock subject to an Option on the date of grant and (ii) the remainder of the shares subject to such Option in four equal annual installments on the first, second, third and fourth anniversary of the date of grant.

Subject to the provisions of this Section 10, each Option may be exercised in whole or, from time to time, in part with respect to the number of then exercisable shares in any sequence desired by the grantee and without regard to the date of grant of stock options under other plans of the Company; provided, however, that any incentive stock option must be exercised in accordance with
Section 422(b) of the Code.

To exercise an Option, the grantee shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of shares of Common Stock which the grantee elects to purchase, (ii) deliver to the Company payment of the full purchase price of the shares being purchased (A) in cash or a certified or bank cashier's check payable to the order of the Company, or (B) if the grantee elects with the approval of the Committee, in shares of Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require to permit this Plan and any Options or shares of Common Stock granted or issued hereunder to comply with any applicable blue sky or other federal or state securities laws.

Upon proper exercise of any Option, the grantee shall be treated for all purposes as the registered owner of the shares of Common Stock as to which the Option has been exercised as of the close of business on the date of exercise.


11.  Withholding Taxes On Option Exercise

Each grantee exercising an Option shall deliver to the Company payment in cash or by check (as described in Section 10) equal to all federal, state and local withholding taxes required to be collected by the Company in respect of the exercise of such Option, and until such payment is made, the Company may, in its discretion, retain all or a portion of the shares to be issued. Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a grantee may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares to be issued such number of shares as shall be sufficient to satisfy the withholding obligation.


12.  Exercise Of Options In The Event Of A Change Of Control

Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee prior to a Change of Control (as defined below), in the event of a Change of Control, each Option not previously exercised or expired under the terms of this Plan shall become immediately exercisable in full and shall remain exercisable to the full extent of the shares of Common Stock available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless the Grantee has been terminated for Cause (as defined below) in which case the Options shall automatically terminate as of the Committee's determination or the Grantee's termination, as appropriate.

If the Committee so determines prior to or during the thirty (30) day period following the occurrence of a Change of Control, grantees of Options not otherwise exercised or expired under the terms of this Plan may, in lieu of exercising, require the Company to purchase for cash all such Options or portions thereof for a period of sixty (60) days following the occurrence of a Change of Control at the Price specified below; provided that Options subject to this purchase requirement held by grantees who are subject to Section 16(b) of the 1934 Act must have been held for at least six (6) months.

Any determination made by the Committee pursuant to this Section 12 may be made as to all eligible Options or only as to certain of such Options specified by the Committee. Once made, any determination by the Committee pursuant to this
Section 12 shall be irrevocable.

For purposes of this Section 12 and otherwise, the following definitions shall apply:

    A "Change of Control" shall be deemed to have occurred if:

         (i) a third person, including a "group" as defined in Section 13(d)(3) of the 1934 Act, but excluding any employee benefit plan or plans of the Company and its subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

         (ii) the individuals who, as of June 26, 1987, constituted the Board of Directors of the Company (the "Board" generally and as of June 26, 1987 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to June 26, 1987 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

         (iii) there is a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

If the Company enters into an agreement or series of agreements or the Board passes a resolution which will result in the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), and a grantee's employment is terminated subsequent to the date of execution of such agreement or series of agreements or the passage of such resolution, but prior to the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), then, upon the occurrence of any of the matters described in subparagraphs (i), (ii) or
(iii), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

    "Cause" shall mean (i) an act or acts of fraud, misappropriation or embezzlement on the grantee's part which result in or are intended to result in the grantee's personal enrichment at the expense of the Company, (ii) conviction of a felony, (iii) conviction of a misdemeanor involving moral turpitude, or (iv) willful failure to report to work for more than thirty
(30) continuous days not supported by a licensed physician's statement, all as determined only by a majority of the Incumbent Board.

    "Price" shall mean, upon the occurrence of a Change of Control, the excess of the highest of:

         (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty (60) days preceding the date of exercise;

         (ii) the highest price per share of Common Stock included in a filing made by any person or group referred to in subparagraph (i) of the definition of Change of Control on any Schedule 13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty (60) days prior to the date of such report; and

         (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any transaction referred to in subparagraph (iii) of the definition of Change of Control, with all noncash consideration being valued in good faith by the Incumbent Board;

over the purchase price per share at which the related Option is exercisable as applicable, except that incentive stock options are limited to the spread between the Fair Market Value of Common Stock on the date of exercise and the purchase price per share at which the related Option is exercisable.


13.  Termination Of Employment

If the grantee's employment with the Company or any subsidiary terminates for any reason other than as specified in the subsequent paragraphs of this Section 13, any Option shall terminate three (3) months after the later of (i) the date of such termination or (ii) with respect to a non-qualified stock option, the end of any severance period applicable to such grantee; provided, however, that in the event of the death of the grantee during such three (3) month period, such Option shall, to the extent it was exercisable on the termination date or at the end of any applicable severance period, be exercisable by the grantee's personal representatives, heirs or legatees for a period of one (1) year commencing on the date of the grantee's death and shall terminate at the expiration of such period.

If the termination of employment is due to the grantee's death, any Option shall, to the extent it was exercisable on the termination date, continue to be exercisable by such grantee's legal representatives, heirs or legatees for the term of such Option.

If the termination of employment is due to the grantee's retirement or disability, any non-qualified stock option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the grantee's termination date, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such grantee or such grantee's legal representatives, heirs or legatees for the term of such non-qualified stock option. Any incentive stock option shall, to the extent it was exercisable on the termination date, continue to be exercisable by such grantee or such grantee's legal representatives, heirs or legatees for the term of such incentive stock option; provided, however, that in order to qualify for the special tax treatment afforded by Section 421 of the Code, incentive stock options must be exercised within the three (3) month period commencing on the termination date (the exercise period shall be one (1) year in the case of termination by reason of disability, within the meaning of Section 22(e)(3) of the Code). Incentive stock options not exercised within such three (3) month period shall be treated as non-qualified stock options.

If a grantee is terminated for Cause (as defined in Section 12), all Options with respect to such grantee shall automatically terminate as of the grantee's termination date.


14.  Amendments To This Plan

The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that without shareholder approval the Committee may not (A) materially increase the benefits accruing to grantees under this Plan, if and to the extent required to maintain the qualification of this Plan under the 1934 Act, (B) materially increase the number of securities which may be issued under this Plan or (C) materially modify the requirements as to eligibility for participation in this Plan. Should this Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the Securities and Exchange Commission, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board may take whatever action, including but not limited to amending or modifying this Plan, is necessary to maintain such compliance. The termination or any modification or amendment of this Plan shall not, without the consent of any grantee involved, adversely affect rights under an Option previously granted to such grantee.


15. Miscellaneous Provisions

         (a) Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursement as directors of the Company pursuant to its Restated Articles of Incorporation, By-Laws, resolutions of the Board of Directors of RSI or otherwise.

         (b) No Employee shall have any claim or right to be granted an Award under this Plan, nor having been selected as a Grantee for one Year, any right to be a Grantee in any other Year. Neither this Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ of the Company expressly reserves its right at any time to dismiss any Grantee with or without cause.

                                                                APPENDIX B


                  RYDER SYSTEM, INC. 1995 STOCK INCENTIVE PLAN


1. Purpose. The purpose of this Plan is to enable the Company to recruit and retain those key executives most responsible for the Company's continued success and progress, and by offering comparable incentives, to compete with other organizations in attracting, motivating and retaining such executives, thereby furthering the interests of the Company and its shareholders by giving such executives a greater personal stake in and commitment to the Company and its future growth and prosperity.


2.       Definitions.  For the purpose of this Plan:

         (a) The term "Award" shall mean and include any Stock Option, SAR, Limited SAR, Performance Unit or Restricted Stock Right granted under this Plan.

         (b) During the three (3) year period following a Change of Control, the term "cause" as used in Section 7 and Section 14(a) of this Plan with respect to any Stock Option shall mean (i) an act or acts of fraud, misappropriation, or embezzlement on the Grantee's part which result in or are intended to result in his personal enrichment at the expense of the Company,
(ii) conviction of a felony, (iii) conviction of a misdemeanor involving moral turpitude, or (iv) willful failure to report to work for more than thirty (30) continuous days not supported by a licensed physician's statement, all as determined only by a majority of the Incumbent Board or the Committee, as the case may be.

         (c)     A "Change of Control" shall be deemed to have occurred if:

                 (i)      a third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), but excluding any employee benefit plan or plans of RSI and its Subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of RSI's outstanding voting securities ordinarily having the right to vote for the election of directors of RSI; or

                 (ii) the individuals who, as of June 26, 1987, constituted the Board of Directors of RSI (the "Board" generally and as of June 26, 1987 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of RSI, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to June 26, 1987 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                 (iii) there is a liquidation or dissolution of RSI or a sale of all or substantially all of its assets.

If RSI enters into an agreement or series of agreements or the Board passes a resolution which will result in the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), and a Grantee's employment is terminated subsequent to the date of execution of such agreement or series of agreements or the passage of such resolution, but prior to the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), then, upon the occurrence of any of the matters described in subparagraphs (i), (ii) or (iii), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

         (d) The term "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

         (e) The term "Committee" shall mean the Compensation Committee of the Board of Directors of RSI constituted as provided in Section 5 of this Plan.

         (f) The term "Common Stock" shall mean the common stock of RSI as from time to time constituted.

         (g)     The term "Company" shall mean RSI and its Subsidiaries.

         (h) The term "Disability" shall mean total physical or mental disability of a Grantee as determined by the Committee upon the basis of such evidence as the Committee in its discretion deems necessary and appropriate.

         (i) The term "Disinterested Person" shall mean any person who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated under the 1934 Act, or any successor definition.

         (j) The term "Employee" shall mean a full-time salaried employee of RSI or any Subsidiary (which term shall include salaried officers).

         (k) The term "Fair Market Value" shall mean, with respect to the Common Stock, the mean between the highest and lowest sale price for shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.

         (l) The term "Grantee" shall mean an Employee who is selected by the Committee to receive an Award under this Plan and in the case of a deceased Employee shall mean the beneficiary of the Employee.

         (m) The term "Incentive Stock Option" shall mean a Stock Option granted under this Plan or a previously granted Stock Option that is redesignated by the Committee as an Incentive Stock Option which is intended to constitute an incentive stock option within the meaning of Section 422(b) of the Code.

         (n) The term "Limited SAR" shall mean a Limited Stock Appreciation Right granted by the Committee pursuant to Section 9 of this Plan.

         (o) The term "Non-qualified Stock Option" shall mean a Stock Option granted under this Plan which is not intended to qualify under Section 422(b) of the Code.

         (p) The term "Offer" shall mean any tender offer or exchange offer for Shares, other than one made by the Company, including all amendments and extensions of any such Offer.

         (q) The term "Option" shall mean any stock option granted under this Plan.

         (r) The term "Performance Goals" shall have the meaning set forth in Section 10(c) of this Plan.

         (s) The term "Performance Period" shall have the meaning set forth in Section 10(d) of this Plan.

         (t) The term "Performance Units" shall mean Performance Units granted by the Committee pursuant to Section 10 of this Plan.

         (u) The term "Plan" shall mean the Ryder System, Inc. 1995 Stock Incentive Plan as the same shall be amended.

         (v) The term "Price" shall mean, upon the occurrence of a Change of Control, the excess of the highest of:

                 (i) the highest closing price of the Common Stock reported by the composite transaction reporting system for securities listed on the New York Stock Exchange within the sixty (60) days preceding the date of exercise;

                 (ii) the highest price per share of Common Stock included in a filing made by any person or group referred to in subparagraph (i) of
Section 2(c) on any Schedule 13D pursuant to Section 13(d) of the 1934 Act as paid within the sixty (60) days prior to the date of such report; and

                 (iii) the value of the consideration to be received by the holders of Common Stock, expressed on a per share basis, in any transaction referred to in subparagraph (iii) of Section 2(c), with all noncash consideration being valued in good faith by the Incumbent Board;
over the purchase price per Share at which the related Option is exercisable as applicable, except that Incentive Stock Options and, if and to the extent required in order for the related Option to be treated as an Incentive Stock Option, SARs and Limited SARs granted with respect to Incentive Stock Options, are limited to the spread between the Fair Market Value of Common Stock on the date of exercise and the purchase price per Share at which the related Option is exercisable.

         (y) The term "Restricted Period" shall have the meaning set forth in Section 11(a) of this Plan.

         (z)     The term "RSI" shall mean Ryder System, Inc.

         (aa) The term "Restricted Stock Rights" shall mean a Restricted Stock Right granted by the Committee pursuant to Section 11 of this Plan.

         (bb) The term "Retirement" shall mean retirement under the provisions of the various retirement plans of the Company (whichever is appropriate to a particular Grantee) as then in effect, or in the absence of any such retirement plan being applicable, as determined by the Committee.

         (cc) The term "SAR" shall mean a Stock Appreciation Right granted by the Committee pursuant to the provisions of Section 8 of this Plan.

         (dd) The term "Shares" shall mean shares of the Common Stock and any shares of stock or other securities received as a result of the adjustment provided for in Section 12 of this Plan.

         (ee) The term "Spread" with respect to a SAR shall have the meaning set forth in Section 8(b) of this Plan, and with respect to a Limited SAR, the meanings set forth in Sections 9(c) and 9(d) of this Plan.

         (ff) The term "Stock Option" shall mean any stock option granted under this Plan.

         (gg) The term "Subsidiary" shall mean any corporation, other than RSI, or other form of business entity more than fifty percent (50%) of the voting interest of which is owned or controlled, directly or indirectly, by RSI and which the Committee designates for participation in this Plan.

         (hh) The term "Termination Date" shall mean the date that a Grantee ceases to be employed by RSI or any Subsidiary for any reason; provided, however, it shall mean the end of any severance period applicable to a Grantee with respect to any Non-qualified Stock Options held by such Grantee.

         (ii)    The term "Year" shall mean a calendar year.


3.       Shares of Stock Subject to this Plan.

         (a) Subject to the provisions of Paragraph (b) of this Section 3, no more than 3,300,000 Shares shall be issuable pursuant to grants under this Plan. Shares issued pursuant to this Plan may be either authorized but unissued or reacquired Shares held in the treasury.

         (b) In the event any Stock Option or Restricted Stock Right expires or terminates unexercised or any Restricted Stock Right is forfeited or cancelled, the number of Shares subject to such Stock Option or Restricted Stock Right shall again become available for issuance under this Plan, subject to the provisions of Sections 7(a), 8(a), 9(b) and 10(i) of this Plan.

         (c) No Grantee shall be eligible to receive any Stock Option or series of Stock Options covering, in the aggregate, more than 800,000 Shares during the term of this Plan.


4. Participation. Awards under this Plan shall be limited to key executive Employees selected from time to time by the Committee.


5. Administration. This Plan shall be administered by the Compensation Committee of the Board of Directors of RSI which shall consist of not less than three members of the Board of Directors, each of whom shall be a Disinterested Person. All members of the Committee shall be "outside directors" as defined or interpreted for purposes of Section 162(m) of the Code. The Committee shall have plenary authority, subject to the express provisions of this Plan, to (i) select Grantees; (ii) establish and adjust Performance Goals and Performance Periods for Performance

Units; (iii) determine the nature, amount, time and manner of payment of Awards made under this Plan, and the terms and conditions applicable thereto; (iv) interpret this Plan; (v) prescribe, amend and rescind rules and regulations relating to this Plan; (vi) determine whether and to what extent Stock Options previously granted under this Plan shall be redesignated as Incentive Stock Options and, in this connection, amend any Stock Option Agreement or make or authorize any reports or elections or take any other action to the extent necessary to implement the redesignation of any Stock Option as an Incentive Stock Option, provided that any redesignation of a previously granted Stock Option as an Incentive Stock Option shall not be effective unless and until consented to by the Grantee; and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee's determination on the foregoing matters shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.


6. Awards. Subject to the provisions of Section 3 of this Plan, the Committee shall determine Awards taking into consideration, as it deems appropriate, the responsibility level and performance of each Grantee. The Committee may grant the following types of Awards: Stock Options pursuant to
Section 7 hereof, SARs pursuant to Section 8 hereof, Limited SARs pursuant to
Section 9 hereof, Performance Units pursuant to Section 10 hereof and Restricted Stock Rights pursuant to Section 11 hereof. Unless otherwise determined by the Committee, a Grantee may not be granted in any Year both (i) a Restricted Stock Right and (ii) a Stock Option, SAR, Limited SAR or Performance Unit.


7.       Stock Options.

         (a) The Committee from time to time may grant Stock Options either alone or in conjunction with and related to SARs, Limited SARs and/or Performance Units to key executive Employees selected by the Committee as being eligible therefor. The Stock Options may be of two types, Incentive Stock Options and Non-qualified Stock Options. Each Stock Option shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Stock Option Agreement setting forth such terms and conditions executed by the Company and the Grantee. The Committee shall determine the number of Shares subject to each Stock Option. The number of Shares subject to an outstanding Stock Option shall be reduced on a one for one basis to the extent that any related SAR, Limited SAR or Performance Unit is exercised and such Shares shall not again become available for issuance pursuant to this Plan.

         In the case of Stock Options, the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any Year under this Plan or any other plan of the Company shall not exceed $100,000. To the extent, if any, that the Fair Market Value of such Common

Stock with respect to which Incentive Stock Options are exercisable exceeds $100,000, such Incentive Stock Options shall be treated as separate Non-qualified Stock Options. For purposes of the two immediately preceding sentences of this subparagraph (a), Stock Options shall be taken into account in the order in which they were granted.

         (b) Unless the Committee shall determine otherwise, each Stock Option may be exercised only if the Grantee has been continuously employed by RSI or any Subsidiary for a period of at least one (1) year commencing on the date the Stock Option is granted; provided, however, that this provision shall not apply in the event of a Change of Control.

         (c) Each Stock Option shall be for such term (but, in no event for greater than ten years) and shall be exercisable in such installments as shall be determined by the Committee at the time of grant of the Stock Option.

                 The Committee may, at any time, provide for the acceleration of installments or any part thereof.

         (d) The price per Share at which Shares may be purchased upon the exercise of a Stock Option shall be determined by the Committee on the grant of the Stock Option but such price shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of the Stock Option. If a Grantee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and a Stock Option granted to such Grantee is intended to qualify as an Incentive Stock Option, the Incentive Stock Option price shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted and the term of such Incentive Stock Option shall be no more than five years.

         (e) Except as provided in Paragraphs (h) and (l) of this Section 7, no Stock Option may be exercised unless the Grantee, at the time of exercise, is an Employee and has continuously been an Employee of RSI or any Subsidiary since the grant of such Stock Option. A Grantee shall not be deemed to have terminated his period of continuous employ with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

         (f) To exercise a Stock Option, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee indicating the number of Shares which he elects to purchase, (ii) deliver to the Company payment of the full purchase price of the Shares being purchased (A) in cash or a certified or bank cashier's check payable to the order of the Company, or (B) if the Grantee elects with the approval of the Committee, in Shares of the Common Stock having a Fair Market Value on the date of exercise equal to the purchase price, or a combination of the foregoing having an aggregate Fair Market Value equal to such purchase price, and (iii) deliver to the Secretary of the Company such written representations, warranties and covenants as the Company may require under Section 16(a) of this Plan.

         (g) Upon proper exercise of a Stock Option, the Grantee shall be treated for all purposes as the registered owner of the Shares as to which the Stock Option has been exercised as of the close of business on the date of exercise.

         (h) Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee prior to a Change of Control, in the event of a Change of Control, each Stock Option not previously exercised or expired under the terms of this Plan shall become immediately exercisable in full and shall remain exercisable to the full extent of the Shares available thereunder, regardless of any installment provisions applicable thereto, for the remainder of its term, unless Section 14(a) of this Plan applies or the Grantee has been terminated for cause, in which case the Stock Options shall automatically terminate as of the Incumbent Board's determination pursuant to
Section 14(a) or the Grantee's Termination Date, as appropriate.

         (i)     If the Committee so determines prior to or during the thirty
(30) day period following the occurrence of a Change of Control, Grantees of Stock Options not otherwise exercised or expired under the terms of this Plan as to which no SARs or Limited SARs are then exercisable may, in lieu of exercising, require RSI to purchase for cash all such Stock Options or portions thereof for a period of sixty (60) days following the occurrence of a Change of Control at the Price specified in Section 2(v); provided that Stock Options subject to this purchase requirement held by Grantees who are subject to
Section 16(b) of the 1934 Act with respect to RSI must have been held for at least six (6) months.

         (j) Any determination made by the Committee pursuant to Section 7(h) or 7(i) may be made as to all eligible Stock Options or only as to certain of such Stock Options specified by the Committee. Once made, any determination by the Committee pursuant to Section 7(h) or 7(i) shall be irrevocable.

         (k) The Company intends that Section 7(i) shall comply with the requirements of Rule 16b-3 under the 1934 Act (the "Rule") during the term of this Plan. Should any provision of Section 7(i) not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for Section 7(i) to comply with the requirements of the Rule, the Committee may amend this Plan or any Stock Option agreement to add to or modify the provisions thereof accordingly.

         (l) Notwithstanding any of the provisions of this Section 7, a Stock Option shall in all cases terminate and not be exercisable after the expiration of the term of the Stock Option established by the Committee. Except as provided in Section 7(h), Stock Options shall be exercisable after the Grantee ceases to be employed by RSI or any Subsidiary as follows, unless otherwise determined by the Committee:

                 (i) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of Disability or Retirement, (A) any Non-qualified Stock Option not previously exercised or expired shall continue to vest and be exercisable during the three (3) year period following the Grantee's Termination Date, and to the extent it is exercisable at the expiration of such three (3) year period, it shall continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Non-qualified Stock Option, and (B) any Incentive Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee or such Grantee's legal representatives, heirs or legatees for the term of such Incentive Stock Option; provided, however, that in order to qualify for the special tax treatment afforded by Section 421 of the Code, Incentive Stock Options must be exercised within the three (3) month period commencing on the Termination Date (the exercise period shall be one (1) year in the case of termination by reason of disability, within the meaning of
Section 422(e)(3) of the Code). Incentive Stock Options not exercised within such three (3) month period shall be treated as Non-qualified Stock Options.

                 (ii) In the event that a Grantee ceases to be employed by RSI or any Subsidiary by reason of death, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable by such Grantee's legal representatives, heirs or legatees for the term of such Stock Option.

                 (iii)    Except as otherwise provided in subparagraph (i) or
(ii) above, in the event that a Grantee ceases to be employed by RSI or any Subsidiary for any reason other than termination for cause, any Stock Option shall, to the extent it was exercisable on the Termination Date, continue to be exercisable for a period of three (3) months commencing on the Termination Date and shall terminate at the expiration of such period; provided, however, that in the event of the death of the Grantee during such three (3) month period, such Stock Option shall, to the extent it was exercisable on the Termination Date, be exercisable by the Grantee's personal representatives, heirs or legatees for a period of one (1) year commencing on the date of the Grantee's death and shall terminate at the expiration of such period.

         (m) Except as otherwise provided in Section 7(1), a Stock Option shall automatically terminate as of the Termination Date, provided that if a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the Committee) the Committee may permit the exercise of some or all of the Stock Options granted on such terms and for such period of time as it shall determine.


8.       Stock Appreciation Rights.

         (a) The Committee shall have authority in its discretion to grant a SAR to any Grantee of a Stock Option with respect to all or some of the Shares covered by such Stock Option. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the SAR. A SAR may be granted either at the time of grant of a Stock Option or at any time thereafter during its term. A SAR may be granted to a Grantee irrespective of whether such Grantee has a Limited SAR. Each SAR shall be exercisable only if and to the extent that the related Stock Option is exercisable, provided, however, that no SAR may be exercised in any event (i) until the expiration of six (6) months from the date of grant of the SAR unless prior to the expiration of such six
(6) month period the holder of the SAR ceases to be employed by RSI or any Subsidiary because of death or Disability, or (ii) more than six (6) months after the Termination Date of a Grantee. Upon the exercise of a SAR, the related Stock Option shall cease to be exercisable to the extent of the Shares with respect to which such SAR is exercised and shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan. Upon the exercise or termination of a Stock Option, the SAR related to such Stock Option shall terminate to the extent of the Shares with respect to which such Stock Option was exercised or terminated.

         (b) The term "Spread" as used in this Section 8 shall mean, with respect to the exercise of any SAR, an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such SAR is exercised over (B) the purchase price per Share at which the related Stock Option is exercisable by (ii) the number of Shares with respect to which such SAR is being exercised, provided; however, that the Committee may at the grant of any SAR limit the maximum amount of the Spread to be paid upon the exercise thereof.

         (c) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a SAR may be exercised only when there is a positive Spread, that is, when the Fair Market Value per Share exceeds the purchase price per Share at which the related Stock Option is exercisable. Upon the exercise of a SAR, the Committee shall pay to the Grantee exercising the SAR an amount equivalent to the Spread. The Committee shall have the sole and absolute discretion to determine whether payment for such SAR will be made in cash, Shares or a combination of cash and Shares, provided, that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the SAR.

         (d) A SAR may be exercised only during the period beginning on the third (3rd) business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth (12th) business day following such date. Such release shall be deemed to have taken place if the specified financial data appears (i) on a wire service, (ii) in a financial news service, (iii) in a newspaper of general circulation or (iv) is otherwise made publicly available.

         (e) The Company intends that this Section 8 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (f) To exercise a SAR, the Grantee shall (i) give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which such holder is exercising the SAR and (ii) deliver to the Company such written representations, warranties and covenants as the Company may require under Section 16(a) of this Plan.

         (g) A person exercising a SAR shall not be treated as having become the registered owner of any Shares issued on such exercise until such Shares are issued.

         (h) The exercise of a SAR shall reduce the number of Shares subject to the related Stock Option on a one for one basis.


9.       Limited SARs.

         (a) The Committee shall have authority in its discretion to grant a Limited SAR to the holder of any Stock Option with respect to all or some of the Shares covered by such Stock Option; provided, however, that in the case of Incentive Stock Options, the Committee may grant Limited SARs only if and to the extent that the grant of such Limited SARs is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Limited SAR Agreement setting forth such terms and conditions executed by the Company and the holder of the Limited SAR. A Limited SAR may be granted to a Grantee irrespective of whether such Grantee has a SAR.

         (b) Limited SARs may be exercised only during the sixty (60) day period commencing after the occurrence of a Change of Control; provided, however, that a Limited SAR that has not been held by the Grantee for at least six (6) months before the occurrence of a Change of Control may be exercised only during the sixty (60) day period commencing upon the expiration of such six (6) month holding period.

Each Limited SAR shall be exercisable only if and to the extent that the related Option is exercisable; provided, however, that no Limited SAR may be exercised in any event (i) until the expiration of six (6) months from the date of grant of the Limited SAR, or (ii) more than six (6) months after the Termination Date of a Grantee. Upon the exercise of a Limited SAR, the related Stock Option shall cease to be exercisable to the extent of the Shares with respect to which such Limited SAR is exercised, and the Stock Option shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Awards pursuant to this Plan. Upon the exercise or termination of an Option, the Limited SAR with respect to such Option shall terminate to the extent of the Shares with respect to which the Option was exercised or terminated.

         (c) For any Limited SAR, the term "Spread" as used in this Section 9 shall mean an amount equal to the product computed by multiplying (A) the Price specified in Section 2(v) by (B) the number of Shares with respect to which such Limited SAR is being exercised.

         (d) Only if and to the extent required in order for the related Stock Option to be treated as an Incentive Stock Option, a Limited SAR may be exercised only when there is a positive Spread, that is, when the Fair Market value per Share exceeds the purchase price per

Share at which the related Stock Option is exercisable. Upon the exercise of a Limited SAR, the holder thereof shall receive an amount in cash equal to the Spread.

         (e) Notwithstanding any other provision of this Plan, no SAR or Performance Unit may be exercised with respect to any Stock Option at a time when any Limited SAR with respect to such Stock Option held by the Grantee of such SAR or Performance Unit may be exercised.

         (f) The Company intends that this Section 9 shall comply with the requirements of the Rule during the term of this Plan. Should any provision of this Section 9 not be necessary to comply with the requirements of the Rule, or should any additional provisions be necessary for this Section 9 to comply with the requirements of the Rule, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (g) To exercise a Limited SAR, the holder shall give written notice to the Company in form satisfactory to the Committee specifying the number of Shares with respect to which he is exercising the Limited SAR.

         (h) The exercise of a Limited SAR shall reduce on a one for one basis the number of Shares subject to the related Stock Option.


10.      Performance Units.

         (a) In conjunction with the granting of Stock Options under this Plan, the Committee may grant Performance Units relating to such Stock Options; provided, however, that in the case of Incentive Stock Options, the Committee may grant Performance Units only if and to the extent that the grant of such Performance Units is consistent with the treatment of the Stock Option as an Incentive Stock Option. Each grant of Performance Units shall cover such number of Shares and shall be on such other terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a Performance Unit Agreement setting forth such terms and conditions executed by the Company and the Grantee of the Performance Units. The number of Performance Units granted shall be equal to a specified number of Shares subject to the related Stock Options. The Committee shall value such Units to the extent that Performance Goals are achieved; provided, however, that in no event shall the value per Performance Unit exceed one hundred and fifty percent (150%) of the purchase price per Share at which the related Stock Option is exercisable.

         (b) The Committee shall have full and final authority to establish Performance Goals for each Performance Period on the basis of such criteria, and the attainment of such objectives, as the Committee may from time to time determine. In setting Performance Goals, the Committee may take into consideration such matters which it deems relevant and such financial and other criteria including but not limited to projected cumulative compounded rate of growth in earnings per Share and average return on equity. During any Performance Period, the Committee shall have the authority to adjust Performance Goals for the Performance Period as it deems equitable in recognition of extraordinary or nonrecurring events experienced by the Company during the Performance Period including, but not limited to, changes in applicable accounting rules or principles or changes in the Company's methods of accounting during the Performance Period or significant changes in tax laws or regulations which affect the financial results of the Company.

         (c) The term "Performance Goals" as used in this Section 10 shall mean the performance objectives established by the Committee for the Company for a Performance Period for the purpose of determining if, as well as the extent to which, a Performance Unit shall be earned.

         (d) The term "Performance Period" as used in this Section 10 shall mean the period of time selected by the Committee (which period shall be not more than five nor less than three years) commencing on January 1 of the Year in which the grant of Performance Units is made, during which the performance of the Company is measured for the purpose of determining the extent to which Performance Units have been earned.

         (e) Performance Units shall be earned to the extent that Performance Goals and other conditions established in accordance with Paragraph
(b) of this Section 10 are met. The Company shall promptly notify each Grantee of the extent to which Performance Units have been earned by such Grantee. A Performance Unit may be exercised only during the period following such notice and prior to expiration of the related option. Performance Units which have been earned shall be paid after exercise by the Grantee pursuant to Paragraph
(h) of this Section 10. The Committee shall have the sole and absolute discretion to determine whether payment for such Performance Unit will be made in cash, Shares or a combination of cash and Shares, provided that any Shares used for payment shall be valued at their Fair Market Value on the date of the exercise of the Performance Unit.

         (f) Unless otherwise determined by the Committee, in the event that a Grantee of Performance Units ceases to be employed by RSI or any Subsidiary during the term of the related Stock Option, the Performance Units held by him shall be exercisable only to the extent the related Stock Option is exercisable and shall be forfeited to the extent that the related Stock Option was not exercisable on the Termination Date.

         (g) The Company intends that this Section 10 shall comply with the requirements of Section 16(b) of the 1934 Act and the rules thereunder, as from time to time in effect, including the Rule. Should any provision of this
Section 10 not be necessary to comply with the requirements of said Section 16(b) and the rules thereunder or should any additional provision be necessary for this Section 10 to comply with the requirements of Section 16(b) and the rules thereunder, the Committee may amend this Plan or any Award agreement to add to or modify the provisions thereof accordingly.

         (h) To exercise Performance Units, the Grantee shall give written notice to the Company in form satisfactory to the Committee addressed to the Secretary of the Company specifying the number of Shares with respect to which he is exercising Performance Units.

         (i) The exercise of Performance Units shall reduce on a one for one basis the number of Shares subject to the related Stock Option.


11.      Restricted Stock Rights.

         (a) The Committee from time to time may grant Restricted Stock Rights to key executive Employees selected by the Committee as being eligible therefor, which would entitle a Grantee to receive a stated number of Shares subject to forfeiture of such Rights if such Grantee failed to remain continuously in the employ of RSI or any Subsidiary for the period stipulated by the Committee (the "Restricted Period").

         (b) Restricted Stock Rights shall be subject to the following restrictions and limitations:

                 (i) The Restricted Stock Rights may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of;

                 (ii)     Except as otherwise provided in Paragraph (d) of this
Section 11, the Restricted Stock Rights and the Shares subject to such Restricted Stock Rights shall be forfeited and all rights of a Grantee to such Restricted Stock Rights and Shares shall terminate without any payment of consideration by the Company if the Grantee fails to remain continuously as an Employee of RSI or any Subsidiary for the Restricted Period. A Grantee shall not be deemed to have terminated his period of continuous employment with RSI or any Subsidiary if he leaves the employ of RSI or any Subsidiary for immediate reemployment with RSI or any Subsidiary.

         (c) The Grantee of Restricted Stock Rights shall not be entitled to any of the rights of a holder of the Common Stock with respect to the Shares subject to such Restricted Stock Rights prior to the issuance of such Shares pursuant to this Plan. During the Restricted Period, for each Share subject to a Restricted Stock Right, the Company will pay the holder an amount in cash equal to the cash dividend declared on a Share during the Restricted Period on or about the date the Company pays such dividend to the stockholders of record.

         (d) In the event that the employment of a Grantee terminates by reason of death, Disability or Retirement, such Grantee shall be entitled to receive the number of Shares subject to the Restricted Stock Right multiplied by a fraction (x) the numerator of which shall be the number of days between the date of grant of such Restricted Stock Right and the date of such termination of employment, and (y) the denominator of which shall be the number of days in the Restricted Period, provided, however, that any fractional Share shall be cancelled. If a Grantee's employment is interrupted by reason of Disability or a leave of absence (as determined by the

Committee), then the Committee may permit the delivery of the Shares subject to the Restricted Stock Right in such amounts as the Committee may determine.

         (e) Notwithstanding Paragraphs (a) and (b) of this Section 11, unless otherwise determined by the Committee prior to the occurrence of a Change of Control, in the event of a Change of Control all restrictions on Restricted Stock shall expire and all Shares subject to Restricted Stock Rights shall be issued to the Grantees. Additionally, the Committee may, at any time, provide for the acceleration of the Restricted Period and of the issuance of all or part of the Shares subject to Restricted Stock Rights. Any determination made by the Committee pursuant to this Section 11(e) may be made as to all Restricted Stock Rights or only as to certain Restricted Stock Rights specified by the Committee. Once made, any determination by the Committee pursuant to this Section 11(e) shall be irrevocable.

         (f) When a Grantee shall be entitled to receive Shares pursuant to a Restricted Stock Right, the Company shall issue the appropriate number of Shares registered in the name of the Grantee.


12. Dilution and Other Adjustments. If there shall be any change in the Shares subject to this Plan or any Award granted under this Plan, as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, adjustments may be made by the Committee, as it may deem appropriate, in the aggregate number and kind of Shares subject to this Plan or to any outstanding Award, and in the terms and provisions of this Plan and any Awards granted hereunder, in order to reflect, on an equitable basis, any such change in the Shares contemplated by this Section 12. Any adjustment made by the Committee pursuant to this Section 12 shall be conclusive and binding upon the Grantee, the Company and any other related person.


13. Substitute Options. Incentive and/or Non-qualified Stock Options may be granted under this Plan from time to time in substitution for either incentive or non-qualified stock options or both held by employees of other corporations who are about to become employees of the Company as the result of a merger, consolidation or reorganization of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes a Subsidiary of the Company. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but, in the event that the option for which a substitute Stock Option is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Stock Option as an incentive stock option under the Code.

14.      Miscellaneous Provisions.

         (a) Notwithstanding any other provision of this Plan, no Stock Option, SAR, Limited SAR or Restricted Stock Right granted hereunder may be exercised nor shall any payment in respect of any Performance Unit granted hereunder be made and all rights of the Grantee thereof, or of the Grantee's legal representatives, heirs or legatees, shall be forfeited if, prior to the time of such exercise or payment, the Committee (or in the event of a Change of Control, the Incumbent Board) determines that the Grantee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with, or violated any legal obligation to, the Company, or (iii) engaged in any other activity which would constitute grounds for termination for cause of the Grantee by the Company.
The Committee (or the Incumbent Board) shall give a Grantee written notice of such determination prior to making any such forfeiture. The Committee (or the Incumbent Board) may waive the conditions of this Paragraph in full or in part if, in its sole judgment, such waiver will have no substantial adverse effect upon the Company. The determination of the Committee (or the Incumbent Board) as to the occurrence of any of the events specified above and to the forfeiture, if any, shall be conclusive and binding upon the Grantee, the Company and any other related person.

         (b) The Grantee of an Award shall have no rights as a stockholder with respect thereto, except as otherwise expressly provided in this Plan, unless and until certificates for Shares are issued.

         (c) No Award or any rights or interests therein shall be assignable or transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, an Award shall be exercisable only by the Grantee or the Grantee's guardian or legal representative.

         (d) The Company shall have the right to deduct from all Awards granted hereunder to be distributed in cash any Federal, state, local or foreign taxes required by law to be withheld with respect to such cash payments. In the case of Awards to be distributed in Shares, the holder or other person receiving such Common Stock shall be required, as a condition of such distribution, either to pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Shares or to have the number of the Shares, valued at their Fair Market Value on the date of distribution, to be distributed reduced by an amount equal to the value of such taxes required to be withheld.

         (e) No Employee shall have any claim or right to be granted an Award under this Plan, nor having been selected as a Grantee for one Year, any right to be a Grantee in any other Year. Neither this Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ of RSI or any Subsidiary, and the Company expressly reserves its right at any time to dismiss any Grantee with or without cause.

         (f) The costs and expense of administering this Plan shall be borne by the Company and not charged to any Award nor to any Grantee.

         (g) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be subordinate to the claims of the Company's general creditors.

         (h) Whenever used in this Plan, the masculine gender shall include the feminine or neuter wherever necessary or appropriate and vice versa and the singular shall include the plural and vice versa.


15. Indemnification of the Committee. Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursement as directors of the Company pursuant to its Restated Articles of Incorporation, By-Laws, resolutions of the Board of Directors of RSI or otherwise.


16.      Compliance with Law.

         (a) Each Grantee, to permit the Company to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any applicable blue sky or state securities laws, shall represent in writing to the Company at the time of the grant of an Award and at the time of the issuance of any Shares thereunder that such Grantee does not contemplate and shall not make any transfer of any Shares to be acquired under an Award except in compliance with the 1933 Act and such Grantee shall enter into such agreements and make such other representations as, in the opinion of counsel to the Company, shall be sufficient to enable the Company legally to issue the Shares without registration thereof under the 1933 Act. Certificates representing Shares to be acquired under Awards shall bear legends as counsel for the Company may indicate are necessary or appropriate to accomplish the purposes of this
Section 16.

         (b) If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of or issuance of Shares under such Award, such Shares shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


17. Amendment of this Plan. The Committee may at any time (i) terminate this Plan or (ii) modify or amend this Plan in any respect, except that without shareholder approval the Committee may not (A) materially increase the benefits accruing to Grantees under this Plan, if and to the extent required to maintain the qualification of this Plan under the 1934 Act, (B) materially increase the number of securities which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan. Should this Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the SEC, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board may take whatever action, including but not limited to amending or modifying this Plan, is necessary to maintain such compliance. The termination or any modification or amendment of this Plan shall not, without the consent of any Grantee involved, adversely affect his rights under an Award previously granted to him.


18.      Effective Date and Term of this Plan.

         (a) This Plan shall become effective on May 5, 1995, subject to the approval of the shareholders of RSI.

         (b) Unless previously terminated in accordance with Section 17 of this Plan, this Plan shall terminate on the close of business on May 4, 2005, after which no Awards shall be granted under this Plan. Such termination shall not affect any Awards granted prior to such termination.

                                                                     APPENDIX C

                              RYDER SYSTEM, INC.
                         ANNUAL MEETING - MAY 5, 1995
P            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O        The undersigned hereby constitutes and appoints M. Anthony Burns,
X   James M. Herron and Edwin A. Huston, and each of them, as true and lawful
Y agents and proxies with full power of substitution in each, to represent the undersigned and to vote, as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 9, 1995, at the Annual Meeting of Stockholders to be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 5, 1995, and at any adjournments thereof, on all matters to come before the meeting.

     Election of Directors.  NOMINEES:             COMMENTS: (change of address)

     Vernon E. Jordan, Jr., James W. McLamore,     -----------------------------
     Paul J. Rizzo and Alva O. Way for a term of
     office expiring at the 1998 Annual Meeting;   -----------------------------
     and Joseph L. Dionne for a term of office
     expiring at the 1996 Annual Meeting.          -----------------------------
                                                   (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse of this card.)


     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, please sign the card in any event since the Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE



/X/ Please mark your votes as in the example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2, 3 and 4 and AGAINST proposals 5 and 6.

- --------------------------------------------------------------------------------
               DIRECTORS RECOMMEND A VOTE "FOR"
- --------------------------------------------------------------------------------
1.  Election of Directors.  (SEE REVERSE)

    / / FOR      / / WITHHELD
    For, except vote withheld from following nominees.


    ------------------------------------------------

2. Ratification of the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

    / / FOR      / / AGAINST      / / ABSTAIN

3.  Ratification of the Ryder System, Inc. 1995 Stock Incentive Plan.

    / / FOR      / / AGAINST      / / ABSTAIN

4.  Ratification of KPMG Peat Marwick LLP as auditors.

    / / FOR      / / AGAINST      / / ABSTAIN

- --------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE "AGAINST"
- --------------------------------------------------------------------------------

5.  Stockholder Proposal relating to Annual Election of all directors.

    / / FOR      / / AGAINST      / / ABSTAIN

6. Stockholder Proposal relating to the Ryder System, Inc. Preferred Share Purchase Rights Plan.

    / / FOR      / / AGAINST      / / ABSTAIN

- --------------------------------------------------------------------------------
           In their discretion said proxies may vote         Change of Address/
           for a new nominee of management.  If any          Comments on Reverse
           nominee has become unavailable, and any           Side.   / /
           other matters properly coming before the Meeting, all as set forth in the Notice of Annual Meeting and Proxy Statement.

           Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


           Stockholder                                      Dated
                       -------------------------------------       -------------
           Signature(s)                                     Dated
                       -------------------------------------       -------------